SOLICITATION STATEMENT

                          PLM FINANCIAL SERVICES, INC.



         This solicitation statement is being provided to the limited partners of PLM Equipment Growth Fund V (referred to as either "Fund V" or the "Partnership") by PLM Financial Services, Inc. which is the General Partner of the Partnership, in connection with the proposed equitable settlement of a class action litigation brought on behalf of the limited partners and other current and former investors in the Partnership. The defendants in the litigation are the General Partner and some of its subsidiaries that are compensated by the Partnership for providing services.

         The proposed equitable settlement of the litigation is part of a larger settlement, including a monetary settlement that would resolve and settle all claims brought against the General Partner and the other defendants. To implement the equitable settlement, the Amended and Restated Limited Partnership Agreement of the Partnership (the "Partnership Agreement") will be amended (the "Amendments") to:

o extend by 6 years, until approximately January 1, 2007, the date by which the General Partner must complete the liquidation of the Partnership's equipment, thereby extending the length of this investment by 6 years;

o extend by approximately 5 years, until December 31, 2004, the period during which the General Partner will reinvest the Partnership's cash flow, surplus funds and retained proceeds in additional equipment;

o require the Partnership to repurchase up to ten percent 10% of the outstanding units at 80% of their net asset value;

o require a subsidiary of the General Partner to defer receipt of 25% of the equipment management fee it receives from the Partnership for a period of 2 1/2 years, payable only if certain financial performance goals for the Partnership are attained; and

o increase the limitation on the amounts that the General Partner can receive from the Partnership for equipment acquisition and lease negotiation services and from distributions of proceeds from the disposition of equipment



          THE GENERAL PARTNER RECOMMENDS ADOPTION OF THE AMENDMENTS AND THAT LIMITED PARTNERS NOT VOTE AGAINST THEM. COUNSEL FOR THE LIMITED PARTNERS ALSO SUPPORTS THE AMENDMENTS, WHICH FORM AN INTEGRAL PART OF THE PROPOSED EQUITABLE SETTLEMENT.

         LIMITED PARTNERS WHO FAVOR THE AMENDMENTS SHOULD DO NOTHING; LIMITED PARTNERS WHO WISH TO VOTE AGAINST THE AMENDMENTS MUST DO SO BY FOLLOWING THE PROCEDURES DESCRIBED HEREIN. LIMITED PARTNERS WHO FAIL TO RETURN THE FORM FOR VOTING AGAINST THE AMENDMENTS WILL BE TREATED AS IF THEY HAD VOTED IN FAVOR OF THE AMENDMENTS.

         Certain facets of the Amendments involve risks and conflicts of interest that should be considered by the limited partners. See "RISK FACTORS" beginning on page 6 of this solicitation statement and "CONFLICTS OF INTERESTS" beginning on page 26. In particular, limited partners should consider the following:

o The negative consent procedure by which the Amendments will be voted upon makes approval of the Amendments more likely and was neither provided for in the Partnership Agreement nor discussed in the prospectus.

o The attorneys for the limited partners, whose fees are impacted by whether or not the Amendments are approved, agreed to the negative consent voting procedure.

o If the Amendments are approved, the attorneys for the limited partners in the class action litigation could receive legal fees of $1,276,000 from the Partnership, based upon the General Partner's projections of the Partnership's future performance, payable out of funds that would otherwise be distributed to limited partners.

o Because the Amendments will extend for 6 years the date by which the General Partner must sell all of the Partnership's equipment, limited partners will not have the funds from this investment available for 6 years more than expected unless they are able to sell their units to the Partnership concurrently with this solicitation, at 80% of net asset value, or sell them on the secondary market for a price which historically has been at a discount to net asset value.

o The General Partner's recommendation that limited partners not vote against the Amendments is based upon its projections that, on a cash basis, the future rate of return from this investment will be higher than it would be if the Amendments are not approved. This should be contrasted, however, with the Partnership's average annual income to September 30, 1999 of 0.58%, calculated according to generally accepted accounting principles.

o The Amendments involve potential conflicts of interest from the General Partner receiving economic benefits with respect to the increase in compensation which could be payable to it, as well as potential conflicts from one of its subsidiaries having the opportunity to earn management fees through January 1, 2007.

o The corporate parent of the General Partner has retained an investment banking firm to explore strategic alternatives to maximize shareholder value, which could include a merger with another company or the sale of the business as well as the sale of the General Partner to a third party; in the event of a sale, directly or indirectly, of the General Partner, the purchaser could modify the business of the General Partner.

         This solicitation statement provides information with respect to the Amendments, the predominant component of the equitable settlement. This solicitation statement is being mailed to limited partners on or about ________________, 1999.

                              CAUTIONARY STATEMENT

         THIS SOLICITATION STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES. THESE FORWARD-LOOKING STATEMENTS INCLUDE INFORMATION ABOUT POSSIBLE OR ASSUMED FUTURE RESULTS OR THE PARTNERSHIP'S OPERATIONS OR PERFORMANCE AND ABOUT THE POSSIBLE EFFECTS OF THE AMENDMENTS. ALSO, THE WORDS "BELIEVES," "ANTICIPATES," "EXPECTS," "PROJECTS," "DETERMINED" AND SIMILAR EXPRESSIONS USED IN THIS SOLICITATION STATEMENT ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE PARTNERSHIP TO BE MATERIALLY DIFFERENT FROM THE HISTORICAL ACHIEVEMENTS OF THE PARTNERSHIP.

                                                     TABLE OF CONTENTS



SUMMARY......................................................................1
Procedure for Approval of the Amendments.....................................1
Effect of the Amendments.....................................................1
Risk Factors...................................................................2
 The Affirmative Vote of a Majority of the Units is Not Required to Bind all
  Limited Partners...........................................................2
  Extending the Life of the Partnership Will Delay by 6 Years Payment of Distributions to the Limited Partners from the Liquidation of the
  Partnership's Equipment....................................................2
  Declining Revenue and Distributions of the Partnership.....................3
  Subpar Performance of this Investment......................................3
  Cash Used to Fund the Repurchase Could Limit Distributions to Limited
  Partners...................................................................3
  Cash Used to Fund the Compensation Increase Could Limit Distributions
  to Limited Partners........................................................3
  Conflicts of Interest of General Partner...................................3
  The Potential Acceleration in Paying Either the Deferred Portion of the Management Fee and some of Class Counsel's Fees Could Deter a Change of
  Control....................................................................3
  Alternatives to the Amendments.............................................3
   General Partner's Reasons for Recommending the Amendments.................4
       Voting Procedures.....................................................4
       Effect of Settlement of the Litigation................................5
       No Appraisal Rights...................................................5
       Conflicts of Interest.................................................5
              General Partner................................................5
              Class Counsel..................................................5

RISK FACTORS.................................................................6
Risks Relating to the Amendments.............................................6
The Affirmative Vote of a Majority of the Units is Not Required to Bind all
  Limited Partners...........................................................6
Extending the Life of the Partnership Will Cause a 6 Year Delay in the
  Payment of Distributions to the Limited Partners from the Liquidation of the Partnership's Equipment.............................................6
Adverse Consequences to the Partnership if the Amendments are not Approved...6 Cash Used to Fund the Repurchase Could Limit Distributions to Limited
  Partners...................................................................6
Cash Used to Fund the Compensation Increase Could Limit Distributions to
  Limited Partners...........................................................7
The Potential Acceleration in Paying Either the Deferred Portion of the
  Management Fee or the Equitable Class Fee Award Could Deter a Change of
  Control....................................................................7
Investment Risks.............................................................7
Declining Revenue and Distributions..........................................7
Subpar Performance of this Investment........................................8
Parent Company of the General Partner Reviewing Strategic Alternatives.......8
Ongoing Risks relating  to the Partnerships and Tax Risks of this
  Investment.................................................................8
Conflicts of Interest........................................................8
Conflict of Interest of General Partner......................................8
Class Counsel................................................................9

BACKGROUND, BENEFITS OF, AND REASONS FOR, THE AMENDMENTS....................10
Description of the Litigation...............................................10
Summary of Settlement.......................................................11
Class Members.............................................................. 12
Approval Procedure for the Equitable Settlement.............................12
Effect on Rights of Limited Partners........................................12
Class Counsel...............................................................13
Provisions of the Amendments................................................13
The Extension of the Reinvestment Period....................................14
The Delayed Liquidation Date................................................14
The Management Fee Deferral.................................................14
The Repurchase........,,,,,,................................................14
The Compensation Increase...................................................15
Comparison of Extending the Reinvestment Period and the Extension (and the
  Benefits thereof) the Termination of Reinvestment and Liquidation of
  Equipment as Scheduled....................................................16
       Marine Containers....................................................17
       Marine Vessels.......................................................17
       Aircraft and Aircraft Spare Parts....................................18
       Portable Heaters.....................................................18
       Railcars.............................................................18
       Trailers.............................................................19
       Comparison of Alternatives to the Extension..........................20
         General............................................................20
         Liquidation as of January 1, 2007 (as provided for in the
         Amendments)........................................................21
         Liquidation as of January 1, 2001..................................21
         Hypothetical Liquidation as of September 30, 1999..................22

COMPARISON CHART OF PARTNERSHIP OPERATIONS WITH AND WITHOUT THE AMENDMENTS..23

CONFLICTS OF INTEREST.......................................................26
       General..............................................................26
       Conflict of Interest of General Partner..............................26
       Conflict of Interest of Class Counsel................................26

VOTING PROCEDURES...........................................................28
       Time of Voting and Record Date.......................................28
       No Vote..............................................................28
       Revocability of No Vote..............................................28
       No Appraisal Rights..................................................28
       Information Services.................................................29

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................30

TEXT OF THE AMENDMENTS                                       Appendix A

FORM FOR VOTING AGAINST THE AMENDMENTS                       Appendix B

                                     SUMMARY

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS SOLICITATION STATEMENT.

PROCEDURE FOR APPROVAL OF THE AMENDMENTS

         The Amendments are being proposed by the General Partner and supported by counsel for plaintiffs in the litigation ("Class Counsel") as an integral part of the proposed equitable settlement. Pursuant to the court's order preliminarily approving the settlement stipulation and subject to final court approval, unless limited partners holding 50% or more of the units vote against one or more of the Amendments by timely delivering a vote against the Amendments in the form attached as Appendix A ("No Vote"), the Partnership Agreement will be so amended.

         The Amendments are also being proposed to the limited partnership agreements of two other partnerships for which the General Partner acts as general partner, PLM Equipment Growth Fund VI ("Fund VI"), and PLM Equipment Growth and Income Fund VII ("Fund VII"). The Partnership, Fund VI and Fund VII are collectively referred to as the "Partnerships," and the limited partnership agreements of the Partnerships are collectively referred to as the "Partnership Agreements." Changes to the Partnership Agreements of Funds VI and VII identical to those proposed for the Partnership are also referred to as the "Amendments."

         Prior to issuing the order, the court reviewed the proposed equitable notice and a draft of this solicitation statement including the manner in which the Amendments are voted on by the limited partners. See "VOTING PROCEDURES." The court asked that certain changes be made, and after reviewing such changes, approved the form and content of both this solicitation statement and the equitable notice.

         In  addition,   the  court  has   scheduled  a  fairness   hearing  for
_______________, 2000, at which time:

o members of the equitable class who follow the procedures described in the equitable notice may appear before the court and object to any aspect of the settlement, including the Amendments, notwithstanding their failure to deliver a No Vote by ___________________, 2000 (the "No Vote Deadline");

o the General Partner will provide the court with a tabulation of the number of units held by limited partners in each of the Partnerships that have voted against one or more of the Amendments; and

o the court may: (1) not approve the equitable settlement in the event that limited partners of any of the Partnerships holding 50% or more of the units vote against the Amendments (2) approve the equitable settlement as to one, two or all of the Partnerships so long as limited partners holding less than 50% of the units of any such Partnership vote against the Amendments, or (3) notwithstanding votes against the Amendments by limited partners holding less than 50% of the units in each Partnership, still not approve the equitable settlement.

EFFECT OF THE AMENDMENTS

         The Amendments will extend the period during which the Partnership will be able to reinvest its cash flow, surplus funds and retained proceeds in additional equipment (the "Reinvestment Period") by approximately 5 years until December 31, 2004. During that time, the General Partner will purchase equipment and endeavor to lease, and ultimately sell it, consistent with the objectives of the Partnership.

         The date by which the General Partner must complete the liquidation of the Partnership's equipment will be extended to January 1, 2007 (the "Extension"). Although the Partnership Agreement presently requires the liquidation of equipment by January 1, 2001, it also allows the General Partner discretion to extend the liquidation process beyond January 1, 2001 if the General Partner believes additional time will lead to more favorable disposition terms. Absent the Extension (and the exercise of discretion by the General Partner as permitted by the Partnership Agreement), the General Partner plans on completing the liquidation of the Partnership's equipment by January 1, 2001. The Amendments will require liquidation not later than January 1, 2007, which is 6 years beyond what is contemplated by the Partnership Agreement.

         From January 1, 2002 until June 30, 2004, PLM Investment Management, Inc. (the "Manager"), which is a subsidiary of the General Partner and manages the Partnership's equipment assets, will defer receipt of 25% of the equipment management fee (the "Management Fee") it would otherwise be entitled to receive. The Manager will be entitled to be paid the deferred portion of the Management Fee by the Partnership only if there is an annualized increase of at least 10% in the actual cash flow received by the limited partners relative to the cash flow which the General Partner projects would have been received by limited partners commencing January 1, 1999 if the Partnership were to be liquidated as contemplated by the Partnership Agreement.

         The current limitation on front-end fees payable to the General Partner for equipment acquisition and lease negotiation services ("Front-End Fees") will be increased by twenty-percent (20%) (the "Front-End Fee Increase). The current limitation is based upon the guidelines issued by the North American Securities Administrators Association, Inc. ("NASAA"). The Front-End Fee Increase will have the effect of increasing the total compensation permitted to be paid to the General Partner and its affiliates, if earned, by the amount of the Front-End Fee Increase. As a result, if the General Partner and its affiliates do not earn the full amount of the Front-End Fee Increase, additional categories of compensation, which otherwise would be restricted by the NASAA guidelines, could be paid. Absent the Amendments, however, the only other payment to the General Partner which could result in total compensation exceeding the NASAA guidelines is the payment to the General Partner of its interest in the distributed proceeds from the sale of equipment ("Net Disposition Proceeds"). In this regard, the NASAA guidelines permit the General Partner to be paid 1% of Net Disposition Proceeds, while the Partnership Agreement permits the General Partner to be paid 5% of such Net Disposition Proceeds. Without the Amendments, the payment to the General Partner of up to the additional 4% of Net Disposition Proceeds to which it is entitled under the Partnership Agreement would be permitted only if and to the extent the General Partner has otherwise been paid less than the total amount of the compensation allowed by the NASAA guidelines. Therefore, the Amendments will enable the General Partner to receive up to this additional 4% so long as the amount of Net Disposition Proceeds, together with the additional Front-End Fees, do not exceed the 20% Front-End Fee Increase. The increase in the Front-End Fees and in Net Disposition Proceeds is collectively referred to as the "Compensation Increase."

         Finally, the Partnership will offer to repurchase up to 10% of its units at a price of 80% of the net asset value per Unit determined at the end of the fiscal quarter immediately preceding the deadline for submitting a repurchase request (the "Repurchase"). This will replace the Partnership's discretionary authority to repurchase, on an annual basis, up to 2% of the outstanding units at a price of 110% of a selling limited partner's unrecovered principal. See "BACKGROUND, BENEFITS OF, AND REASONS FOR, THE AMENDMENTS - The Repurchase."

RISK FACTORS

         Limited partners should carefully consider the matters disclosed under "RISK FACTORS" beginning on page 6 and "CONFLICTS OF INTEREST" beginning on page 26 before deciding whether or not to vote against the Amendments. The following is a summary of the material risks and other effects of the Amendments.

         THE AFFIRMATIVE VOTE OF A MAJORITY OF THE UNITS IS NOT REQUIRED TO BIND ALL LIMITED PARTNERS. Pursuant to the court's order preliminarily approving the settlement stipulation and subject to final court approval, the Amendments will be effective unless limited partners holding 50% or more of the units vote against one or more of the Amendments. Under the Partnership Agreement in its current form, if the Amendments were not subject to a judicial determination and court order following the fairness hearing, the Amendments could be effected only by obtaining the affirmative approval of limited partners holding at least a majority of the units. See "VOTING PROCEDURES."

         EXTENDING THE LIFE OF THE PARTNERSHIP WILL DELAY BY 6 YEARS PAYMENT OF DISTRIBUTIONS TO THE LIMITED PARTNERS FROM THE LIQUIDATION OF THE PARTNERSHIP'S EQUIPMENT. Each limited partner's investment will change from an ownership interest in a partnership whose Partnership Agreement contemplates that it will liquidate its equipment assets before approximately January 1, 2001 to one that will liquidate its equipment assets before approximately January 1, 2007.

         DECLINING REVENUE AND DISTRIBUTIONS OF THE PARTNERSHIP. The Partnership has generated average annual income of 0.58% to September 30, 1999, based upon generally accepted accounting principles. In the third quarter of 1998, a distribution to limited partners was skipped in order to allow the Partnership to make a payment of principal due under a loan agreement. Commencing in the fourth quarter of 1998, the distributions to limited partners were reduced to $0.25 per unit per quarter. This historical level of performance should be kept in mind when evaluating the General Partner's recommendation to adopt the Amendments.

         SUBPAR PERFORMANCE OF THIS INVESTMENT. As of September 30, 1999, the value of this investment was $21.30 per unit calculated by adding the sum of the weighted average of distributions (weighted to reflect the fact that limited partners acquired units at different times during the offering period) received to such date and the estimated distribution that would have been received if the assets of the Partnership had been liquidated on September 30, 1999. This value is only slightly higher than the original purchase price of $20.00 per unit without taking into effect the time value of money.

         CASH USED TO FUND THE REPURCHASE COULD LIMIT DISTRIBUTIONS TO LIMITED PARTNERS. In order to fund the Repurchase projected to cost $4,587,700, the Partnership may have to use cash that would otherwise be available for distributions to the limited partners or for reinvestment in equipment.

         CASH USED TO FUND THE COMPENSATION INCREASE COULD LIMIT DISTRIBUTIONS TO LIMITED PARTNERS. Part of the equitable settlement includes increasing the compensation which can be paid by the Partnership to the General Partner. Any amounts paid to the General Partner as a result of the Compensation Increase will be unavailable for distributions to the limited partners or for reinvestment in equipment.

         CONFLICTS OF INTEREST OF GENERAL PARTNER. The General Partner initiated and participated in structuring the Amendments and has conflicts of interest with respect to their effect, including the facts that: (a) the General Partner will earn Front-End Fees for approximately 5 additional years; (b) the Manager, which is a subsidiary of the General Partner, will earn Management Fees for 6 additional years; (c) the limitation on some compensation the General Partner could receive will be increased by 20% over current limits; and (d) the approval of the Amendment may make a transaction involving the General Partner's corporate parent more attractive to a third-party." See 'RISK FACTORS - Parent Company of the General Partner Reviewing Strategic Alternatives" and "CONFLICTS OF INTEREST - Conflict of Interest of the General Partner."

         THE POTENTIAL ACCELERATION IN PAYING EITHER THE DEFERRED PORTION OF THE MANAGEMENT FEE AND SOME OF CLASS COUNSEL'S FEES COULD DETER A CHANGE OF CONTROL. The equitable settlement provides that, to the extent the applicable conditions have been met, the portion of the Management Fee which will be deferred, as well as the Equitable Class Fee Award (defined below), will be payable in a lump sum in the event the limited partners approve a roll-up transaction or more than 50% of the units in the Partnership are tendered in response to a registered tender offer (a "Change of Control"). Absent a Change of Control, such fees would be paid over time. These provisions could have the effect of deterring a roll-up transaction or a tender offer. See "CONFLICTS OF INTEREST - Conflict of Interest of Class Counsel."

ALTERNATIVES TO THE AMENDMENTS

         In the event the court does not approve the Amendments, or limited partners holding 50% or more of the units vote against the Amendments, the General Partner will continue to operate the Partnership according to what is contemplated by the Partnership Agreement. The Partnership stopped reinvesting available cash in additional equipment in 1998 (except for certain contractually mandated capital modifications), and has now entered a holding phase during which equipment may be re-leased or sold, but no new equipment can be purchased. The Partnership Agreement currently provides that the equipment will be fully sold by January 1, 2001, unless the General Partner determines in its discretion that extending the liquidation process beyond such date will enable the Partnership to dispose of its assets on more favorable terms, after which the General Partner will proceed to wind up the affairs of the Partnership and distribute all remaining funds, after providing for Partnership obligations, to the limited partners.

GENERAL PARTNER'S REASONS FOR RECOMMENDING THE AMENDMENTS

         The Amendments were proposed by the General Partner pursuant to the settlement stipulation. The General Partner believes that the Extension (of the liquidation date) is likely to provide the General Partner with greater flexibility both to generate additional revenue from continuing to lease an asset and to determine when to sell an asset based on market conditions. In other words, the General Partner believes that much of the Partnership's equipment will have future cash flow generating potential from continued rentals and eventual sales proceeds and that the present value thereof will exceed the present value of continued rentals and the sales proceeds of that same equipment based upon the current liquidation date. Additionally, the General Partner believes that extending the Reinvestment Period will allow the Partnership to generally refocus its operations away from underperforming marine vessels to other types of equipment markets that are currently experiencing better returns.

         The General Partner believes its recommendation in favor of the Amendments is also supported by: (a) the process of arm's length negotiation of the structure, terms and conditions of the Amendments with Class Counsel acting on behalf of the equitable class; (ii) the General Partner's knowledge that any amendments to the Partnership Agreement would necessarily entail obtaining preliminary and final approval by the court of the equitable settlement, including the Amendments; and (iii) the opportunity for each limited partner both to vote against the Amendments and/or to object to the settlement in court as part of the fairness hearing. In addition, those holders of units who are not limited partners will also have the opportunity to object to the settlement as part of the fairness hearing. The General Partner's judgment, however, may be affected by the fact that it will derive financial benefits from the Amendments, and is thus subject to conflicts of interest. See "CONFLICTS OF INTEREST - Conflict of Interest of the General Partner."

VOTING PROCEDURES

         Pursuant to the court's order preliminarily approving the settlement stipulation and subject to final court approval, the Partnership Agreement will be amended in accordance with the Amendments unless limited partners holding 50% or more of the units vote against any or all of the Amendments. Limited partners may vote against the Amendments by delivering a No Vote to the General Partner. Limited partners may also object to any aspect of the equitable settlement, including the Amendments, at the fairness hearing by following the procedures set forth in the equitable notice which accompanies this solicitation statement. However, even if limited partners holding 50% or more of the units do not vote against the Amendments, the court may not approve the settlement as to a particular Partnership, and then the Amendments will not be given effect and that Partnership will not participate in the equitable settlement.

         LIMITED PARTNERS WHO ARE NOT IN FAVOR THE AMENDMENTS MUST RETURN A SIGNED NO VOTE (THE FORM OF WHICH IS ATTACHED AS APPENDIX B) TO GILARDI & CO., 1115 MAGNOLIA AVENUE, LARKSPUR, CALIFORNIA 94977, AS SOON AS POSSIBLE, BUT IN ANY EVENT, NO LATER THAN _____________, 2000, FOR THIS AND ANY OTHER PARTNERSHIP IN WHICH THEY HOLD UNITS. THE NO VOTE MUST CONTAIN THE NAME AND ADDRESS OF THE LIMITED PARTNER, AND THE NUMBER OF UNITS HELD BY THE LIMITED PARTNER.

         Limited partners holding units as of _________________ (the "Record Date"), have until 5:00 p.m. Pacific Time, on ____________, 2000, unless extended, to submit their Notice of Vote Against the Amendments (the "Voting Deadline").

         Limited partners may withdraw or revoke their No Vote at any time prior to the Voting Deadline. See "VOTING PROCEDURES - Revocability of No Vote."

         THE GENERAL PARTNER RECOMMENDS ADOPTION OF THE AMENDMENTS AND THAT LIMITED PARTNERS NOT VOTE AGAINST THEM. CLASS COUNSEL SUPPORTS THE AMENDMENTS, WHICH FORM AN INTEGRAL PART OF THE PROPOSED EQUITABLE SETTLEMENT. The General Partner and Class Counsel are subject to conflicts of interest with respect to the Amendments. See "CONFLICTS OF INTEREST."

EFFECT OF SETTLEMENT OF THE LITIGATION

         The settlement will result in the full and complete settlement, discharge and release of the claims by class members against the General Partner, affiliates of the General Partner and other defendants in connection with or which arise out of the allegations made in the litigation. The equitable settlement will result in each class member releasing and discharging each defendant in the equitable settlement irrespective of whether the class member voted against the Amendments or objected to the Amendments in court. Even if the court finally approves the equitable settlement, however, each class member who is also a monetary class member will retain the option of not releasing claims against the General Partner and other defendants and may pursue those claims by opting out of the monetary settlement. The class members' retention of rights to pursue defendants in the monetary settlement occurs because the settling parties are asking the court to approve the equitable and monetary settlement as two separate, albeit related, class action settlements.

NO APPRAISAL RIGHTS

         Neither  the   Partnership   Agreement   nor  state  law  provides  for
dissenters'  or  appraisal   rights  to  limited  partners  who  object  to  the
Amendments. Such rights, when they exist, give the holders of securities the right to surrender such securities for an appraised value in cash, if they oppose a merger or similar reorganization. No such right will be provided by the Partnership in connection with the Amendments.

CONFLICTS OF INTEREST

         GENERAL PARTNER. The General Partner initiated and participated in structuring the Amendments and has conflicts of interest with respect to their effect. For a discussion of the conflicts of interest of the General Partner with respect to the Amendments, see "CONFLICTS OF INTEREST - Conflict of Interest of the General Partner."

         CLASS COUNSEL. Limited partners should consider that Class Counsel may be deemed to have a conflict of interest with respect to their support of the equitable settlement, of which the proposed Amendments form an integral part. As part of the equitable settlement, Class Counsel will apply for a fee award (the "Equitable Class Fee Award") from any of the Partnerships participating in the equitable settlement, which would be paid from funds that would otherwise be distributed to the limited partners. The defendants will not have any separate liability for the payment of the Equitable Class Fee Award, and it will be paid to Class Counsel only if there is an annualized increase of at least 12% in the actual cash flow received by the limited partners relative to the cash flow which the General Partner projects would have been received by limited partners commencing January 1, 1999 if the Partnership were to be liquidated as contemplated by the Partnership Agreement. If such a rate is obtained, and the General Partner's projection of the Partnership's future performance as a result of the Extension and extended Reinvestment Period is realized, Class Counsel's attorney fees with respect to the equitable settlement would be $1,276,000. See "CONFLICTS OF INTEREST - Conflict of Interest of Class Counsel." Additional fees and expenses will be paid to Class Counsel in connection with the monetary settlement, if approved by the court. Such fees will be no greater than one-third of the monetary settlement fund, and will be paid by defendants and their insurance company out of the monetary settlement fund.

                                  RISK FACTORS

         The Amendments involve material risks and other adverse factors, all of which the General Partner believes are discussed or referred to below. Limited partners are urged to read this solicitation statement in its entirety, including all appendices and supplements hereto, and the original prospectus, and should consider carefully the following material risks in determining whether to vote against one or more of the Amendments, as well as whether to object to the equitable settlement in court as part of the fairness hearing scheduled for ___________________.

RISKS RELATING TO THE AMENDMENTS

         The Affirmative Vote of a Majority of the Units is Not Required to Bind all Limited Partners. Pursuant to the court's order preliminarily approving the settlement stipulation and subject to the final court approval, the Amendments will be effective unless limited partners holding 50% or more of the units vote against one or more of the Amendments. A limited partner who does not vote against any of the Amendments will be deemed as favoring the Amendments, even though such limited partner may favor neither the Amendments nor the equitable settlement. As such, it is possible that the Amendments may be approved even if disfavored by the holders of a majority of the units, should enough of those opposed fail to vote against the Amendments.

         Although the procedure by which the Amendments will be voted upon has been preliminarily approved by the Court, there is no reported appellate court decision approving a change in the voting procedure of a limited partnership to allow non-votes to be treated as affirmative votes where the partnership agreement did not specifically permit non-votes to be so counted. In the event the voting mechanism used here to approve the Amendments were to be successfully objected to at the fairness hearing, the Partnership would not participate in the equitable settlement.

         Limited Partners should be aware that this negative consent voting procedure is not typically used for solicitations governed by the SEC's proxy solicitation rules, which normally require an affirmative vote for matters such as approval of the Amendments. Additionally, limited partners who vote against the Amendments will be bound by the equitable settlement (including the implementation of the Amendments) unless limited partners holding more than 50% of the units vote against one or more of the Amendments and the equitable settlement is not approved by the Court. No limited partner will be able to opt out of the equitable settlement. If the Amendments were not subject to a judicial determination and court order following the fairness hearing, the Amendments could be effected only by obtaining the affirmative approval of limited partners holding not less than a majority of the units. See " VOTING PROCEDURES" and "CONFLICTS OF INTEREST - Conflicts of Interest of Class Counsel."

         EXTENDING THE LIFE OF THE PARTNERSHIP WILL CAUSE A 6 YEAR DELAY IN THE PAYMENT OF DISTRIBUTIONS TO THE LIMITED PARTNERS FROM THE LIQUIDATION OF THE PARTNERSHIP'S EQUIPMENT. Each limited partner's investment will change from an ownership interest in a partnership which contemplates a liquidation of its equipment assets before approximately January 1, 2001, to one that will liquidate its equipment assets not later than January 1, 2007. Therefore, as a result of the Amendments, it is anticipated that limited partners will not receive final distributions from the liquidation and dissolution of the
Partnership until approximately 6 years later than contemplated by the Partnership Agreement.

         ADVERSE CONSEQUENCES TO THE PARTNERSHIP IF THE AMENDMENTS ARE NOT APPROVED. If the limited partners do not approve the Amendments, or if they are approved but overturned as a result of an appeal, or if the court does not approve the Amendments, the equitable settlement will become null and void. The non-approval of the equitable settlement, however, would have no impact on the monetary settlement (so long as it is approved by the court after the fairness hearing). The General Partner believes that the return limited partners would receive from their investment if the Amendments are not approved would be less than the return they would likely receive if the Amendments are approved.

         CASH USED TO FUND THE REPURCHASE COULD LIMIT DISTRIBUTIONS TO LIMITED PARTNERS. In order to fund the Repurchase, projected to cost $4,587,700, the Partnership may have to use cash which would otherwise be available for distributions to the limited partners or for reinvestment in equipment.

         CASH USED TO FUND THE COMPENSATION INCREASE COULD LIMIT DISTRIBUTIONS TO LIMITED PARTNERS. Part of the equitable settlement includes increasing the fees which can be paid by the Partnership to the General Partner. Any amounts so paid to the General Partner will be unavailable for distributions to limited partners or for reinvestment in equipment. Furthermore, the aggregate amount paid to the General Partner as a result of the Front-End Fee increase could offset any benefits to the Partnership resulting from the Manager deferring (or even not receiving) 25% of the Management Fee. During the time frame when the Manager defers receiving 25% of the Management Fee, the Partnership will retain the deferred fees and may reinvest them in equipment, deposit them in interest bearing accounts, or do both. The Partnership's return on those investments, or even the Partnership's savings if it does not pay the Manager any of the deferred portion of the Management Fee (if the Manager does not achieve the stipulated performance target), may be less than the amount of Front-End Fees and Net Distribution Proceeds payable to the General Partner as a result of the increase in the limitation on its fees.

         THE POTENTIAL ACCELERATION IN PAYING EITHER THE DEFERRED PORTION OF THE MANAGEMENT FEE OR THE EQUITABLE CLASS FEE AWARD COULD DETER A CHANGE OF CONTROL. The equitable settlement provides that both the portion of the Management Fee (25%) which will be deferred, as well as the Equitable Class Fee Award, will be payable in a lump sum upon a Change of Control, but only if the General Partner and Class Counsel agree that an annualized increase of 10% (for the Deferred Management Fee) and/or 12% (for the Equitable Class Fee Award) in the cash flow received by the limited partners relative to the cash flow which the General Partner projects would have been received by the General Partner commencing January 1, 1999 (if the Partnership were to be liquidated as is contemplated by the Partnership Agreement) would have been attained absent the Change of Control. Without a Change of Control, such fees would be paid over time, if the 10% and 12% targets were met. These provisions could have the effect of deterring a roll-up transaction or a tender offer. See "CONFLICTS OF INTEREST - Conflict of Interest of Class Counsel," and "- Conflict of Interest of General Partner."

         As discussed above, the General Partner and Class Counsel agreed that the payment of the Equitable Class Fee Award would be accelerated upon a Change of Control, but only if the limited partners had obtained the benefits of the Extension and extended Reinvestment Period. That is, the General Partner and Class Counsel agreed that Class Counsel would receive the Equitable Class Fee Award upon a Change of Control if the required cash flows, which were the agreed upon condition for paying Class Counsel, would have been attained and paid to the limited partners absent the Change of Control. There were two primary reasons for the agreement to this procedure and method of payment in the event of a Change of Control.

          First, the payment of the Equitable Class Fee Award is tied to, and conditioned upon, the operation of the Partnership's business in its current form, that is as a Partnership distributing cash to its investors. If the Partnership is subject to a Change of Control and the successor entity does not pay cash distributions to the limited partners (the condition for the payment to Class Counsel), it may not be possible to calculate whether and when the targeted thresholds for awarding the Equitable Class Fee Award have been met, event if the limited partners have obtained the benefits of the Extension and extended Reinvestment Period. Class Counsel, therefore, should be entitled to be paid the Equitable Class Fee Award notwithstanding the absence of the cash distributions, which was due solely to Change of Control.

         Second Class Counsel negotiated for the accelerated payment because they did not want to be constrained to receive stock (in the event of a Change of Control) when defendants and Class Counsel had agreed that Class Counsel would receive a cash payment for their efforts in the event that the Partnership did receive the benefits of the Extension and extended Reinvestment Period. Accordingly, Class Counsel and defendants agreed that in the event of a Change of Control, they both would analyze Class Counsel's entitlement to the Equitable Class Fee Award as if there were no Change of Control.

INVESTMENT RISKS

         DECLINING REVENUE AND DISTRIBUTIONS. Since 1997, the Partnership's revenue has significantly declined. Annual cash distributions to unitholders have also declined, reduced to $1.00 in the fourth quarter of 1998, to reflect diminished cash flow from operations. Limited partners are urged to review the Partnership's annual and quarterly reports on Forms 10-K and 10-Q filed with the SEC for a detailed review of these developments, the most recent of which are being delivered to limited partners along with this solicitation statement.

         SUBPAR PERFORMANCE OF THIS INVESTMENT. As of September 30, 1999, the value of this investment (the sum of the distributions received to such date and the estimated distribution that would have been received if the assets of the Partnership had been liquidated on September 30, 1999) is only slightly higher than its original purchase price without taking into effect the time value of money. The average limited partner who acquired units during the offering period has received distributions of $14.87 for each $20.00 unit purchased, and the General Partner estimates that, if the Partnership had been liquidated as of September 30, 1999, limited partners would receive an additional $6.43 per unit, for a total of $21.30. Limited partners who invested at the commencement of the offering have received distributions totaling $16.49 per unit and those who invested at the end of the offering period have received distributions totaling $13.24 per unit.

         PARENT COMPANY OF THE GENERAL PARTNER REVIEWING STRATEGIC ALTERNATIVES. On November 8, 1999, PLM International, Inc., the corporate parent of the General Partner, announced that its board of directors has engaged the investment banking firm of Imperial Capital, LLC, to explore various strategic and financial alternatives for maximizing shareholder value on a near-term basis. Such alternatives may include, but are not limited to, a possible transaction or series of transactions representing a merger, consolidation, or any other business combination, a sale of all or a substantial amount of the business, securities, or assets of PLM International, Inc., or a recapitalization or spin-off. The Compensation Increase and the opportunity to earn Management Fees for an additional 6 years provided for by the Amendments may make a transaction involving the corporate parent of the General Partner more attractive. In the event of a sale, directly or indirectly, of the General Partner, the purchaser could modify the business of the General Partner.

ONGOING RISKS RELATING  TO THE PARTNERSHIPS AND TAX RISKS OF THIS INVESTMENT

         Throughout the Extension, the operation of the Partnership will continue to be subject to risks similar to those that were present at the time limited partners purchased their units, which risks are described in the Prospectus for the Partnership, copies of which are available from the General Partner.

CONFLICTS OF INTEREST

         Conflict of Interest of General Partner. The General Partner initiated and participated in the structuring of the Amendments and has the following conflicts of interest with respect to their effect:

          (1) As part of the Amendments, the limitation on Front-End Fees and Net Disposition Proceeds that can be paid to the General Partner by the Partnership will be increased effective as of January 1, 1999 , so that the General Partner can earn such fees in excess of the amount proscribed in the NASAA guidelines.

          (2) The General Partner will earn Front-End Fees for approximately 5 additional years as a result of the extension of the Reinvestment Period. During the period from 1996 through 1998, the Partnership paid the General Partner average annual Front-End Fees of $894,500.

          (3) The General Partner will earn greater Net Disposition Proceeds as a result of extending the Reinvestment Period. To date, no Net Disposition Proceeds have been paid because all disposition proceeds have been reinvested in equipment or used for Partnership operations.

          (4) The Manager, an affiliate of the General Partner, will earn Management Fees for 6 more years than is contemplated by the Partnership Agreement. Additionally, the ability to reinvest through December 31, 2004 will result in the level of Management Fees not decreasing at as great a rate as they likely would otherwise, since Management Fees are based upon gross lease revenues which likely would decrease more quickly during those years in the absence of reinvestment in equipment. During the period 1996 through 1998 the Partnership paid the Manager on average Management Fees of $1,683,200 per year.

          (5) If any portion of the Management Fee has been deferred at the time a Change of Control occurs, the deferred portion may be payable in a lump sum if the General Partner and Class Counsel agree that an annualized increase of 10% in the cash flow received by the limited partners relative to the cash flow which the General Partner projects would have been received by the limited partners commencing January 1, 1999 (if the Partnership were to be liquidated pursuant to what is contemplated by the Partnership Agreement) would have been attained absent the Change of Control.

         See "CONFLICTS OF INTEREST - Conflict of Interest of General Partner" for a fuller discussion.

         Class Counsel. In assessing Class Counsel's support of the equitable settlement of which the proposed Amendments form an integral part, limited partners should consider that Class Counsel may be deemed to have a conflict of interest with respect to such support. In particular:

          (a) the fees and expenses of Class Counsel in connection with the monetary settlement, if approved by the court, will be paid in part from the cash settlement fund provided by the defendants pursuant to the monetary settlement;

          (b) as part of the equitable settlement, Class Counsel will apply for the Equitable Class Fee Award which will be paid from funds that would otherwise be distributed to the limited partners if there is an annualized increase of at least 12% in the actual cash flow received by the limited partners relative to the cash flow which the General Partner projects would have been received by limited partners commencing January 1, 1999 if the Partnership were to be liquidated as contemplated by the Partnership Agreement;

          (c) the Equitable Class Fee Award will be payable in a lump sum in the event of a Change of Control if the General Partner and Class Counsel agree that an annualized increase of 12% in the cash flow received by the limited partners relative to the cash flow which the General Partner projects would have been received by the limited partners commencing January 1, 1999 (if the Partnership were to be liquidated as contemplated by the Partnership Agreement) would have been attained absent the Change of Control; and

          (d) Class Counsel has agreed to the negative consent voting procedure concerning the Amendments, which procedure makes their approval more likely and would increase the amount of fees Class Counsel may receive. See "CONFLICTS OF INTEREST - Conflict of Interest of Class Counsel."

            BACKGROUND, BENEFITS OF, AND REASONS FOR, THE AMENDMENTS

DESCRIPTION OF THE LITIGATION

         PLM International, Inc., a Delaware corporation, the Manager, the General Partner and two subsidiaries of the General Partner were named as defendants in a lawsuit filed as a purported class action on January 22, 1997 in the Circuit Court of Mobile County, Mobile, Alabama, Case No. CV-97-251 (the "Alabama action"). Plaintiffs, who filed the complaint on their own behalf and on behalf of all class members similarly situated, are six investors in the Partnerships, for which the General Partner acts as the general partner. The complaint asserted causes of action against all defendants, including fraud and deceit, suppression, negligent misrepresentation, intentional and negligent breaches of fiduciary duty, unjust enrichment, conversion, and conspiracy. Plaintiffs alleged that each defendant owed plaintiffs and the class duties due to their status as fiduciaries, financial advisors, agents and control persons. Plaintiffs further asserted liability against defendants for improper sales and marketing practices, mismanagement of the Partnerships, and concealing such mismanagement from investors in the Partnerships.

         Plaintiffs also alleged that the offering materials prepared by the General Partner for use by third-party brokers misrepresented the purchases of units in the Partnerships as safe, non-speculative investments with annual double-digit cash distribution rates, and that the General Partner, other defendants and non-defendant brokers misled class members by failing to disclose what plaintiffs alleged to be the actual risks associated with investing in the Partnerships. Plaintiffs sought unspecified compensatory and recissory damages, as well as punitive damages, and have offered to tender their units back to the defendants. Defendants have denied all of the allegations.

         In March 1997, the defendants removed the Alabama action from the Alabama state court to the United States District Court for the Southern District of Alabama, Southern Division (Civil Action No. 97-0177-BH-C) based on the diversity jurisdiction of the United States District Court. Defendants removed the Alabama action to the Alabama federal court because defendants believed that the case should have been brought in federal court and that plaintiffs had incorrectly but purposely filed the complaint in Alabama state court because Alabama state courts are widely perceived to be predisposed in favor of plaintiffs in class actions, more likely to certify a purported class than the federal courts, and more likely to award punitive damages. Defendants were also aware of the controversial practice of plaintiffs attorneys to file national class actions in Alabama state court where very few plaintiffs reside in order to take advantage of these perceived court-specific advantages.

         After defendants removed the case to Alabama federal court, plaintiffs filed a motion to remand the case back to Alabama state court. The Alabama federal court denied plaintiffs' motion, after which plaintiffs unsuccessfully appealed the Alabama federal court's ruling to the Court of Appeals for the Eleventh Circuit.

         Further, in December 1997, the Alabama federal court granted defendants' motion to compel arbitration of the named plaintiffs' claims, based on an agreement to arbitrate contained in the Partnership Agreement of each Partnership. The Alabama federal court's ruling meant that each plaintiff could not prosecute the Alabama action as a class action in federal court, but instead would have been required to pursue his or her claim in individual arbitration proceedings, all in San Francisco, as provided for in the Partnership Agreement. Plaintiffs therefore also appealed this significant decision, but in June 1998 voluntarily dismissed their appeal pending settlement of the Alabama action, as discussed below.

         On June 5, 1997, the defendants were sued in another purported class action filed in the San Francisco Superior Court, San Francisco, California, Case No. 987062 (the "California action"). The plaintiff in the California action is an investor in Fund V, and filed the complaint on her own behalf and on behalf of all class members similarly situated who invested in the limited partnerships for which the General Partner acts as the general partner, including the Partnerships. The California action alleges the same facts and the same causes of action as in the Alabama action, plus additional causes of action against all of the defendants, including alleged unfair and deceptive practices, constructive fraud, and violations of the California Securities Law of 1968.

         In July 1997, defendants filed with the United States District Court for the Northern District of California (Case No. C-97-2847 WHO) a petition under the Federal Arbitration Act seeking, as in the Alabama action, to compel arbitration of the California plaintiffs' claims and for an order staying the California state court proceedings pending the outcome of the arbitration sought by the petition. In October 1997, the California federal court denied defendants' petition, but in November 1997, agreed to hear the General Partner's motion for reconsideration of this order. That the California federal court decided to reconsider its ruling denying defendants' motion to arbitrate was also significant since that court's reconsideration created the risk for plaintiffs that the California federal court would follow the ruling of the Alabama federal court, and therefore, like in the Alabama action, the California action would not be able to proceed as a class action in the federal courts, but would instead be required to proceed as an individual arbitration for the California plaintiff and any other plaintiff in the California action. The hearing on this motion for reconsideration has been taken off calendar and the California federal court has dismissed the petition pending settlement of the California action. The California state court action is stayed pending such resolution.

         After the California federal court in November 1997 agreed to hear defendants' motion for reconsideration of their petition to compel arbitration of the California action, and the Alabama federal court granted defendants' motion to compel arbitration in the Alabama action, the parties commenced serious settlement negotiations. Negotiations were long and involved, and required Class Counsel to review materials relating to the Partnerships that they had collected in other proceedings against brokers and from defendants in this litigation. Material terms over which the parties negotiated included the dollar amount of the monetary settlement, when defendants would fund the monetary settlement (which would commence the payment of interest), the claims procedures by which class members would file claims against the monetary settlement fund, the benefits to the limited partners if the term of the Partnerships were extended, the determination to include each Partnership in the equitable settlement, the repurchase of units by the Partnership for a percentage of their net asset value, the deferral of Management Fees by the General Partner's subsidiary, the return threshold for the General Partner's subsidiary becoming entitled to receive the deferred portion of the Management Fee, the payment of additional compensation to the General Partner for performing services during the Extension, and the definition and scope of the settlement classes which would participate in the claims process and the equitable settlement and would release claims against defendants and others.

         On February 9, 1999, Class Counsel and the defendants entered into a settlement stipulation providing for a monetary and equitable settlement of both the Alabama action and California action, and filed the settlement stipulation and supporting papers in the Alabama federal court. The Alabama federal court preliminarily approved the stipulation on June 29, 1999 after a hearing attended by representatives of defendants and plaintiffs. The Alabama federal court also preliminarily certified two classes for settlement purposes, a monetary class and an equitable class, approved the forms of notices to be sent to class members, and scheduled a date for a final fairness hearing at which all class members will have an opportunity to be heard.

         Since the commencement of the Alabama action, which includes the period of settlement negotiations, the General Partner has not considered involving the Partnership in a merger, acquisition, combination, consolidation or joint venture with other entities in the equipment leasing business. The General
Partner also has not been aware of any such offers to so involve the Partnership. However, the General Partner's corporate parent has retained an investment banker to consider strategic alternatives, including a merger, consolidation, and sale of all of its business or assets, and any such transaction could involve the General Partner.

         SUMMARY OF SETTLEMENT. The settlement is comprised of two parts, the monetary settlement, which involves the Partnerships and PLM Equipment Growth Fund IV ("Fund IV"), and the equitable settlement in which only the Partnerships (and not Fund IV) may participate, as more fully set forth in the accompanying two separate notices of the equitable and monetary settlements. The monetary settlement in part requires defendants to pay up to $6,000,000 in settlement of the monetary class claims. The General Partner's parent is responsible for $300,000 of this amount with the balance funded by insurance. The $6,000,000 was deposited into a settlement account on July 21, 1999. Monetary class members who properly file claims with the settlement administrator will be paid in accordance with a plan of allocation that was formulated by Class Counsel and is to be considered for final approval by the court. Amounts payable to monetary class members will be reduced by the fees paid to Class Counsel from the monetary settlement, which will be no greater than one-third of the monetary settlement. The equitable settlement contemplates the extension of the
Reinvestment Period and the deferred liquidation of the equipment in each Partnership, as set forth in detail in this document.

         CLASS MEMBERS. The monetary class consists of, among others, all persons whom between May 23, 1989 and June 29, 1999 purchased units in the Partnerships and Fund IV, regardless of whether they currently hold units. The General Partner is also the general partner of Fund IV. The equitable class consists of, among others, all persons who were unitholders in the Partnerships as of June 29, 1999 or their successors and/or assignees. There is substantial overlap between the two classes and they are not mutually exclusive. Most everyone who is a member of the equitable class will also be a member of the monetary class (only those unitholders who acquired their units in a Partnership after June 29, 1999 will not be monetary class members).

         APPROVAL PROCEDURE FOR THE EQUITABLE SETTLEMENT. The equitable settlement provides that, assuming other conditions are met, including court approval, the Partnership Agreement will be amended to give effect to the Amendments unless limited partners holding 50% or more of the units in such Partnership vote against one or more of the Amendments. Limited partners have until _________________, 2000 to vote against one or more of the Amendments. Thus, the Partnership will participate in the equitable settlement if:

          (1) limited partners holding less than 50% of the units of a given Partnership vote against one or more of the Amendments;

          (2) the court approves of the Partnership being included in the equitable settlement; and

          (3) the other terms and conditions of the settlement stipulation are satisfied or waived.

         Under the Partnership Agreement, implementation of the Amendments could only be effected by obtaining the approval of the limited partners holding not less than a majority of the units. However, because the Amendments are subject to a judicial determination and court order following the fairness hearing (as provided for in the settlement stipulation), the Amendments will be effective, subject to the other conditions just described above, unless 50% or more of the units vote against one or more of the Amendments (the negative consent voting procedure). The General Partner is recommending the negative consent voting procedure involving the Amendments, since such procedure makes their approval more likely. Any limited partner objecting to this change in the voting procedure (or to any other part of the equitable settlement) will have the opportunity both to vote against the Amendments by submitting a signed No Vote by __________, 2000 and/or to object to them in court at the final approval hearing on ______2000 by following the instructions contained in the equitable notice accompanying this solicitation. At that hearing, the Alabama federal court will hear and consider any such objections, as well as other submissions by Class Counsel and defendants, as part of its determination of whether both the equitable and monetary class settlements are fair and reasonable resolutions of this litigation. As part of that determination, the Alabama federal court will consider any objection to any part of the settlement including objections to that part of the equitable settlement that alters the Partnership's voting procedures.

         EFFECT ON RIGHTS OF LIMITED PARTNERS. An equitable class member has the right to vote against the equitable settlement by voting against one or more of the Amendments by delivery of a No Vote pursuant to this solicitation statement and/or to object to the equitable settlement in court by following the procedures set forth in the equitable notice which accompanies this solicitation statement. An equitable class member may not opt out of the equitable settlement, and upon approval of the equitable settlement by the court, the Amendments will be approved and all equitable class members will be participants in the equitable settlement.

         Approval of the equitable settlement will result in the full and complete settlement, discharge and release of the claims by the equitable class members against the General Partner, affiliates of the General Partner and other defendants in connection with or which arise out of the allegations made in the litigation irrespective of whether the equitable class member voted against the Amendments or objected to the equitable settlement in court, unless the equitable class member is also a monetary class member who properly opted out of the monetary settlement. A member of the equitable class who is also a member of the monetary class and who has opted out of the monetary class may pursue an individual claim regardless of the outcome of the equitable settlement.

         The class members' retention of rights to pursue defendants in the monetary settlement occurs because the settling parties are asking the court to approve the equitable and monetary settlement as two separate, albeit related, class action settlements. And accordingly, each class member who has released defendants by virtue of approval of the equitable settlement will, if they properly opted out of the monetary settlement, not have released defendants in the monetary settlement. But each class member who does not opt out of the monetary settlement will be restrained from commencing or prosecuting any claims settled and released as part of the monetary settlement.

         A class member who chooses to vote against the amendments and/or object to the equitable settlement in court is not, however, required to opt out of the monetary settlement, and may still participate in the benefit of such settlement if approved by the court.

         The equitable settlement will not be approved by the court if the monetary settlement is not approved (the monetary settlement may be approved even if the equitable settlement is not approved).

         If defendants elect to terminate the equitable settlement, as discussed below, class members will still have the right to opt out of the monetary settlement if they wish to pursue claims against the General Partner, other defendants, or others. If defendants elect to terminate the monetary settlement as well, class members will also retain whatever rights they previously had to pursue any claims they might have had against the General Partner, other defendants or others.

CLASS COUNSEL

         Class Counsel consists of law firms located throughout the United States, each of which is unaffiliated with the General Partner. Such firms were selected by the individual plaintiffs who commenced or intervened in the litigation, all of whom are limited partners, to represent and act on behalf of other limited partners and unitholders in the litigation, including settlement of the litigation. Class Counsel are coordinated by Michael E. Criden of the law firm of Hanzman, Criden, Chaykin, Ponce and Heise in Miami, Florida.

         Each of plaintiffs' law firms is experienced in representing investors in securities and limited partnership class action litigation, and each has represented investors in complex settlement negotiations resulting in a variety of settlement transactions. Class Counsel investigated the claims asserted against the defendants in the litigation, conducted discovery, including the review of numerous documents, and conducted extensive negotiations with the General Partner resulting in the settlement.

         Class Counsel may be considered to have a conflict of interest in their support of the equitable settlement, of which the proposed Amendments form an integral part, because Class Counsel intends to apply to the court for an award of fees and reimbursement of expenses. See "CONFLICTS OF INTEREST - Conflict of Interest of Class Counsel." Class Counsel's fee application is subject to the approval of the court.

         Class Counsel will not receive attorneys' fees from the Partnership or the limited partners in the event the Amendments are not approved or if the defendants elect to terminate either the equitable or monetary settlement.

PROVISIONS OF THE AMENDMENTS

         The Amendments, if approved by the court and the limited partners, will consist of five material components, each described below:

          o the extension of the Reinvestment Period by approximately 5 years;

          o the extension, until January 1, 2007, of the date by which the General Partner must liquidate all of the Partnership's equipment, which date is 6 years beyond what is contemplated by the Partnership Agreement;

          o the 2 1/2 year deferral of the Manager's receipt of 25% of its Management Fee until specified performance levels are achieved by the Partnership;

          o the offer of the Partnership to repurchase up to 10% of its units from equitable class members at 80% of their net asset value; and

          o an increase in the limitation on compensation the General Partner can receive.

THE EXTENSION OF THE REINVESTMENT PERIOD

         The Reinvestment Period will be extended, permitting the General Partner to reinvest cash flow, surplus funds or retained proceeds in additional equipment into the year 2004, which will allow approximately 5 additional years of reinvestment.

THE DELAYED LIQUIDATION DATE

         The Partnership Agreement contemplates that the Partnership's equipment will be liquidated by approximately January 1, 2001. The Amendments will extend that date by 6 years, until January 1, 2007. The General Partner however, may, at its discretion, extend the liquidation process beyond January 1, 2001 if the General Partner believes such extension will enable the Partnership to dispose of its assets on more favorable terms, pursuant to the provisions in the Partnership Agreement.

THE MANAGEMENT FEE DEFERRAL

         Commencing January 1, 2002 and continuing for 2 1/2 years, the Manager will defer receipt of 25% of the Management Fee it would otherwise be entitled to receive from the Partnership pursuant to the Partnership Agreement. For equipment management services rendered to the Partnership in 1998, the Manager was paid a Management Fee of $1,499,800.

         The time period over which the Manager agrees to defer receipt of 25% of the Management Fee will end June 30, 2004. The deferred portion of the Management Fee will be accrued by the Manager during the that period, and will not be earned or paid to the Manager unless there is an annualized increase of at least 10% in the actual cash flow received by the limited partners relative to the cash flow which the General Partner projects would have been received by limited partners commencing January 1, 1999 if the Partnership were to be liquidated as contemplated by the Partnership Agreement. The deferred portion of the Management Fee, if earned, will be paid to the Manager from any additional cash flow of the Partnership until paid in full.

THE REPURCHASE

         In structuring the equitable settlement, the General Partner sought to make available an immediate liquidity option to limited partners who might oppose the Amendment and/or those who wish to sell their units in the near-future, capped at ten percent (10%) of the outstanding units. Currently, limited partners have two ways of selling their units. They can sell them on the secondary market, in which price is volatile and volume is low (29 reported trades in August and September of 1999, at prices of between $4.00 and $4.77 per unit), or they can tender them to the Partnership for repurchase. However, the Partnership Agreement presently only allows the Partnership to repurchase, on an annual basis, up to two percent (2%) of the outstanding units, at a price of one hundred and ten percent (110%) of a limited partner's net unrecovered capital per unit (original investment amount less distributions received through the repurchase date, per unit). As of September 30, 1999, 110% of net unrecovered capital for a limited partner who bought his or her units upon commencement of the Partnership was $3.86 per unit, and for the average limited partner who bought units at any time during the offering period, 110% of net unrecovered capital was $5.64 per unit.

         Currently, the Partnership is obligated only to repurchase units if the General Partner determines that such repurchase would not impair the capital or operations of the Partnership. Additionally, the Partnership Agreement prioritizes repurchase requests, with first priority going to units owned by estates, then to IRAs and other qualified plans, and finally to all other limited partners.

         In light of this lack of liquidity, the General Partner believes that offering to repurchase up to ten percent (10%) of all outstanding units at eighty percent (80%) of net asset value reflects an appropriate discount for immediate liquidity. As of September 30, 1999, 80% of net asset value, on a per unit basis, was $5.06. If the Repurchase is approved as part of the Amendments, the Partnership's discretionary ability to repurchase units for 110% of a limited partner's net unrecovered capital will terminate and the Partnership is projected to spend $4,587,700 for this one-time repurchase.

         Any equitable class member intending to submit for repurchase some or all of his, her or its units must indicate this intention on the repurchase request that they receive along with the equitable notice and this solicitation statement. The repurchase price for each unit shall be determined as follows: first, the net asset value of the Partnership (the value of all equipment owned by the Partnership as determined by the General Partner as of the fiscal quarter immediately preceding the repurchase date, plus any cash, uncollected receivables and any other assets, less accounts payable, debts and other liabilities of the Partnership as of the same date) will be divided by the number of outstanding units to determine the net asset value per unit. Then, the net asset value per unit will be multiplied by 80% to determine the repurchase price per unit. The repurchase of units will be completed not later than the end of the first fiscal quarter after final court approval of the equitable settlement.

         If the eligible class members request that the Partnership repurchase more than 10% of its outstanding units, the Partnership will repurchase up to 10% of the outstanding units pro rata within certain groups of established priorities based on the number of units offered for repurchase in each such group, or as close to a pro rata basis as is reasonably possible. Any such pro rata allocation adjustment will be determined by the claims administrator, giving first priority to units owned by estates, IRAs and qualified plans, in that order, and which were purchased in the initial offering. In the event that the total number of units requested by eligible class members to be repurchased exceeds 10% of that Partnership's outstanding units, the General Partner will have the option, but not the obligation, to purchase these excess units with its own monies and on its own behalf.

THE COMPENSATION INCREASE

         The current limitation on Front-End Fees payable to the General Partner will be increased by twenty-percent (20%). The current limitation is based upon the guidelines issued by NASAA. The Front-End Fee Increase will have the effect of increasing the total compensation permitted to be paid to the General Partner and its affiliates, if earned, by the amount of the Front-End Fee Increase. As a result, if the General Partner and its affiliates do not earn the full amount of the Front-End Fee Increase, additional categories of compensation, which otherwise would be restricted by the NASAA guidelines, could be paid. Absent the Amendments, however, the only other payment to the General Partner which could result in total compensation exceeding the NASAA guidelines is the payment to the General Partner of its interest in Net Disposition Proceeds. In this regard, the NASAA guidelines permit the General Partner to be paid 1% of Net Disposition Proceeds, while the Partnership Agreement permits the General Partner to be paid 5% of such Net Disposition Proceeds. Without the Amendments, the payment to the General Partner of up to the additional 4% of Net Disposition Proceeds to which it is entitled under the Partnership Agreement would be permitted only if and to the extent the General Partner has otherwise been paid less than the total amount of the compensation allowed by the NASAA guidelines. Therefore, the Amendments will enable the General Partner to receive up to this additional 4% so long as the amount of Net Disposition Proceeds, together with the additional Front-End Fees, do not exceed the 20% Front-End Fee Increase.

COMPARISON OF EXTENDING THE REINVESTMENT PERIOD AND THE EXTENSION (AND THE BENEFITS THEREOF) TO TERMINATION OF REINVESTMENT AND LIQUIDATION OF EQUIPMENT AS SCHEDULED

         The Amendments are being proposed by the General Partner in connection with the equitable settlement and pursuant to the settlement stipulation. The structure, terms and conditions of the Amendments have been negotiated at arm's length with Class Counsel acting on behalf of the equitable class. The General Partner is recommending that the limited partners not vote against the Amendments because it believes, for the reasons set forth below, that extending the Reinvestment Period is in the best interests of the limited partners.

         To date,  the  Partnership  has acquired  and  operated  transportation equipment to generate cash flow to pay the expenses and obligations of the Partnership and to make distributions to the limited partners with any remaining cash flow. The General Partner stopped reinvesting proceeds from the sale of equipment in 1998 (except for certain contractually mandated capital modifications), and the Partnership has entered the holding phase of its life. During the holding phase, the General Partner is permitted to continue leasing equipment under existing leases, to enter into new leases, or to sell equipment. Once equipment is sold during the holding phase, the proceeds may be used to repay Partnership debt, to maintain an appropriate level of working capital reserves, and to make distributions to limited partners. The proceeds cannot be reinvested in additional equipment, however. The holding phase will be followed by the liquidation phase, when the General Partner will undertake the orderly and businesslike liquidation of the equipment and will begin to wind up the affairs of, and liquidate, the Partnership. The Partnership Agreement contemplates that the Partnership's equipment will be liquidated by approximately January 1, 2001, although it allows the General Partner discretion to extend the liquidation process beyond January 1, 2001 if the General Partner believes additional time will lead to more favorable disposition terms. Absent the Extension (or the exercise of discretion by the General Partner as permitted by the Partnership Agreement), the General Partner plans on completing the liquidation of the Partnership's equipment by January 1, 2001.

         In reviewing the Partnership's portfolio and in connection with the litigation, the General Partner analyzed the continued operation of the Partnership and liquidation of Partnership equipment substantially in accordance with the timetable described above. As a result of the review, the General Partner believes that much of the equipment will have future cash flow generating potential from continued rentals and eventual sales proceeds and that the present value thereof will exceed the present value of continued rentals and the sales proceeds of that same equipment, based upon the presently expected liquidation date. Much of this equipment, because of its age and/or operating characteristics, is not expected to experience significant reductions in its estimated fair market value through the Extension, yet this same equipment can be leased to third-party users at rental rates only slightly lower than those commanded by similar equipment (notwithstanding higher maintenance and repair costs on older equipment, which is taken into account when setting lease rates) that is newer and has a higher fair market value. The General Partner believes that this equipment is well positioned to earn favorable returns for limited partners over the next five to seven years when compared to its current fair market value, and further believes that the fair market value of the equipment will not materially decline either during the Reinvestment Period (during which time it is anticipated to remain on lease or be re-leased), or during the Extension.

         Limited partners should bear in mind that, historically, the Partnership has yielded returns less than the projected returns (as described below) that the General Partner believes could be realized as a result of the Extension and extended Reinvestment Period. The Partnership's performance has been adversely affected principally by its investment in marine vessels prior to an unexpected and sharp decline in that market. For example, in 1990, the Partnership acquired 2 vessels for an aggregate purchase price of $17.8 million, and then sold them in 1995 for proceeds of $8.4 million. Additionally, in 1990 and 1991 the Partnership acquired two vessels at an aggregate cost of $36.0 million and sold them both in 1997 for combined proceeds of $18.0 million. While these prior investments in marine vessels are significantly responsible for the subpar returns to date of the Partnership, there can be no assurance that the markets for other types of equipment will not suffer similar declines.

         During the five-year extension of the Reinvestment Period , the General Partner projects that it will have approximately $20 million available from the sale of assets, and believes it will be able to identify equipment for the Partnership to acquire with projected returns similar to those described below for marine containers and railcars. However, there can be no assurance that such projected returns will be realized as the equipment markets in which the Partnership operates are subject to risks, uncertainties and other factors that may cause performance to be materially different from that equipment transactions will be available or that described below or even from historical performance of the Partnership. It should also be noted that the General Partner will be entitled to equipment acquisition and lease negotiation fees when additional equipment is acquired and initially leased out. See "RISK FACTORS," "CONFLICTS OF INTEREST" and "CAUTIONARY STATEMENT."

         Since January of 1998, the General Partner has acquired, on behalf of the Partnerships and Professional Lease Management Income Fund I, L.L.C. ("LLC") $153,956,000 of equipment as specified below:

Type of equipment           Total Expenditures by the
                            Partnerships and LLC          Expenditures for V

Marine Containers              $52,080,000                        --
Marine Vessels                 $51,819,000                    $9,200,000
Aircraft and Spare Parts       $40,325,000                        --
Portable Heaters               $4,115,000                         --
Railcars                       $3,929,000                         --
Trailers                       $1,688,000                         --
                               ----------                      -----------
Total                          $153,956,000                    $9,200,000

         The General Partner has calculated projected returns on this equipment assuming the Amendments are approved and, except as otherwise specifically noted, the equipment is held until liquidation of each program (fourth quarter
2006). In each case such returns are expressed on a pre-tax cash basis, after adding Front-End Fees to the cost of the equipment and reducing equipment revenue to reflect the payment of Management Fees. The projected returns are based on the further assumptions that the equipment continues to generate lease revenue until it is sold at the same rates as it is currently generating or as provided for in the lease. The projected returns assume none of the lessees default on any material obligation under a lease, that the equipment does not remain off-lease for any significant period of time, and that the equipment does not require any material repair or modification not paid for by the lessee.

MARINE CONTAINERS

         In 1998 and 1999 the General Partner acquired and leased on a long-term basis 19,970 predominately new (in no event more than 2 years old) 20', 40' and 40' Hi Cube dry maritime containers at a cost of $52,081,000.
This equipment is projected to return on a weighted average basis 11.6%.

MARINE VESSELS

         Anchor Handling Tug/Supply ("AHTS") Vessels

         During the first six months of 1998, the General Partner acquired, in two separate transactions, 3 AHTS vessels for $28,025,000, including one purchased on behalf of the Partnership for $9,200,000. Based on the current lease rates, the General Partner originally projected returns on these investments from 10.3% to 10.2%. During the third quarter of 1999, one of the partnerships managed by the General Partner had a vessel similar to these three vessels come off lease. Based upon the re-lease rate achieved on that vessel, which is lower than that currently being earned by these 3 vessels, the General Partner has determined to sell these vessels in 2001 and has revised the projected return on these three vessels to between 8.0% and 8.6%.

         Product Tanker

         During the second quarter of 1998, the General Partner acquired a product tanker for $17,000,000. The expected return on this investment, based upon the General Partner's projected future charter rates when the vessel was acquired, was 9.7%. Based upon the vessel's actual performance and projected future charter rates, the General Partner will shortly be marketing this vessel for sale, and the projected return on this investment has been reduced to 1.8%.

         Handy Sized Bulk Carrier Vessel

         In the first quarter of 1999, the General Partner acquired for one of the programs a handy sized bulk carrier vessel for $6,674,000. At the time the vessel was acquired, based upon projected charter rates and vessel residual, the General Partner projected the return on this vessel to be 14.4%. Several months after acquiring this vessel, based upon unanticipated softness in charter rates available in the market for vessels of this type, the General Partner re-evaluated the projected return this asset would yield, and, concurrent with continuing to charter the vessel, began marketing the vessel for sale. The vessel was sold in October of 1999 for $7,500,000 yielding a return of 13.7%.

         The General Partner believed in 1998 and early 1999 that the marine vessel market was at a low point, both in terms of the cost to acquire equipment and lease rates. The General Partner also believed that there would be an upturn in the marine vessel market such that the continued acquisition of vessels for the Partnership would meet the targeted investment return threshold, notwithstanding the then current lease rates. Towards the end of the first quarter of 1999, based upon a re-analysis and forecast of vessel market trends, the General Partner determined that it did not believe the vessel market would sufficiently recover during the time horizon required in order to meet the previous projections and the General Partner then re-evaluated the projected return of the Partnership's vessels. As a result, the General Partner decided to curtail acquiring additional vessels and to consider selling some of the Partnership's vessels over the next 2 years. See "RISK FACTORS," "CONFLICTS OF INTEREST" and "CAUTIONARY STATEMENT."

AIRCRAFT AND AIRCRAFT SPARE PARTS

         In 1998 the General Partner, on behalf of one of the programs, acquired and leased to an airline a portfolio of aircraft spare parts for $2,175,000. The expected return to the program on this portfolio investment is 11.2%, assuming a sale in December 2003 at the end of the lease term.

         In 1998 the General Partner acquired an MD 82 "stage three" aircraft and assumed the remaining long-term lease with an airline, for $15,550,000. The projected return on this investment is 10.5%, assuming a sale at the end of the lease in the second quarter of 2003.

         In 1999, the General Partner acquired a 737-300 aircraft for $22,500,000. At the time of purchase, it was expected that this aircraft would be leased promptly at a lease rate and with an expected residual that would yield a return on this investment of 9.4%. The Aircraft has not yet been leased. The General Partner is now projecting that it will be leased in the first quarter of 2000 at a lease rate and with an expected residual that will result in a return on this investment of 3.8%, assuming a sale of this asset in the third quarter 2005.

PORTABLE HEATERS

         In 1998 the General Partner acquired 638 portable heaters at a cost of $4,115,000, subject to a four-year lease. The General Partner expected that this equipment would yield a return of 15.2%. After approximately one year, the lessee of the heaters encountered financial difficulties and ceased paying rent on the equipment. The lessee was declared in default under the lease, and the equipment was sold approximately 18 months after purchase. The actual return on this equipment was 4.5%.

RAILCARS

         The General Partner acquired, in three separate transactions, 215 tank railcars at a cost of $3,929,000. The railcars are on various medium to long term leases, ranging from 1 to 5 years. This equipment is projected to return on a weighted average basis 15.32%.

TRAILERS

         In 1999 the General Partner acquired 75 new, dry, over-the-road trailers, at a total cost of $1,688,000. These trailers are operating under a revenue sharing agreement with a major carrier and are projected to have a return on investment of 11.5%.

COMPARISON OF ALTERNATIVES TO THE EXTENSION

         GENERAL. To assist the limited partners in evaluating the Amendments, the General Partner has computed estimates of the following:

o the value of a unit, on a present value basis, assuming that the Partnership reinvests in equipment through the Reinvestment Period (December 31, 2004), and then liquidates its equipment at the end of the Extension (by January 1, 2007)

o the value of a unit, on a present value basis, assuming that the Partnership liquidates its equipment by approximately January 1,2001; and

o the value of a unit, on a present value basis, if the Partnership's equipment hypothetically had been liquidated on September 30, 1999;

The present value of a unit represents the value as of September 30, 1999 of the sum of the estimated distributions per unit to be received by limited partners through the date of liquidation of the Partnership, discounted for the time value of money, which the General Partner has assumed to be 10%.

         ALL OF THE GENERAL PARTNER'S VALUATION ESTIMATES ARE SUBJECT TO SIGNIFICANT UNCERTAINTIES, SINCE THE ESTIMATED VALUE OF A UNIT WAS IN TURN DERIVED FROM A NUMBER OF ASSUMPTIONS AND ESTIMATES PROJECTED OVER TIME. THEREFORE, NO ASSURANCE CAN BE GIVEN THAT THE ESTIMATED VALUES INDICATED WOULD BE REALIZED AND ACTUAL REALIZED VALUES LIKELY WILL DIFFER FROM THE ESTIMATES OF SUCH VALUES. THE ASSUMPTIONS AND ESTIMATES WERE BASED UPON INFORMATION AVAILABLE TO THE GENERAL PARTNER AT THE TIME THE ESTIMATED VALUES WERE COMPUTED, AND NO ASSURANCE CAN BE GIVEN THAT THE SAME CONDITIONS CONSIDERED OR ANTICIPATED BY THE GENERAL PARTNER IN ARRIVING AT THE ESTIMATE OF VALUES WOULD EXIST AT ANY TIME IN THE FUTURE. WHILE THE GENERAL PARTNER BELIEVES IT HAS REASONABLE BASES FOR ITS ASSUMPTIONS, IT IS INEVITABLE THAT SOME OF THEM WILL NOT MATERIALIZE AND THAT SOME OF THOSE WHICH DO WILL BE DIFFERENT IN MATERIAL RESPECTS. THE ESTIMATED VALUE OF A UNIT WOULD HAVE BEEN DIFFERENT HAD THE GENERAL PARTNER MADE DIFFERENT ASSUMPTIONS AND, AS NOTED, THE ACTUAL PERFORMANCE OF THE PARTNERSHIP WILL LIKELY VARY FROM THE ESTIMATES, AND COULD BE SUBSTANTIALLY DIFFERENT FROM THE ESTIMATES. MOREOVER, THE OCCURRENCE OF ANY OF THE EVENTS GIVING RISE TO THE PRESENT RISKS SET FORTH UNDER THE CAPTION "RISK FACTORS" AND "CAUTIONARY STATEMENT" COULD HAVE A MATERIAL ADVERSE EFFECT ON THE PERFORMANCE OF THE PARTNERSHIP.

         The results of these computations are summarized in the following table:

    Estimated Present        Estimated Present                Estimated Present
    Value per Unit for       Value per Unit for               Value per Unit for
    Liquidation as of        Liquidation as of                Liquidation as of
    January 1, 2007          January 1, 2001                  September 30, 1999

         $7.10                      $6.49                            $6.43

Limited partners should bear in mind that the estimated values of a unit are based on a variety of assumptions that have been made by the General Partner. Assumptions relate, among other things, to: (i) projections as to the Partnership's operating cash flows, which include operating revenues, direct operating expenses (such as repairs and maintenance) and indirect operating expenses (such as legal, audit, insurance, Management Fees and interest); (ii) projections as to the Partnership's non-operating cash flows, which include the proceeds from equipment sales, the purchase of additional equipment, the repayment of loan principal, distributions to partners and repurchases of units; and (iii) the use of a discount rate of ten percent in computing present values of the sum of the distributions that may be received with respect to a unit.

LIQUIDATION AS OF JANUARY 1, 2007 (AS PROVIDED FOR IN THE AMENDMENTS)

         The General Partner utilizes a financial model to assist in projecting the performance of the Partnership. Such projections are established by estimating, on a quarterly basis, the lease revenues expected to be received per asset, the operating costs associated with each asset owned by the Partnership, and all non-operating expenses and cash flows of the Partnership, such as interest and repayment of debt, payment of Management Fees, proceeds from the sale of equipment, equipment acquisitions, repurchase of units and other administrative costs. This financial model was utilized to help project the performance of the Partnership through January 1, 2007 in connection with the General Partner's proposal to extend the Reinvestment Period until December 31, 2004 and extend the liquidation date of the Partnership's equipment until approximately January 1, 2007.

         In order to project Partnership performance beyond what is contemplated by the Partnership Agreement, the General Partner was required to make additional assumptions about, among other things, what actions it would take in the future regarding particular items of Partnership equipment, the financial results of such transactions, the use of proceeds from such transactions and the availability of new equipment transactions that would meet investment criteria as determined by the General Partner. For example, there are assets which are anticipated to be on lease as of January 1, 2002, and for which the General Partner determined, for modeling purposes, whether to sell at some point during the lease term or hold through the expiration of its existing lease. If the General Partner determined to hold the asset through the lease term, it then decided whether to sell or re-lease it at the expiration of the lease. Further, where the General Partner contemplated, for modeling purposes, a sale of particular assets, the General Partner then estimated the anticipated sales price. Next, the General Partner applied such anticipated sales proceeds first to pay off existing Partnership debt, pursuant to the existing loan agreement, and then, to the extent available (and to the extent the Partnership was still in the extended Reinvestment Period), to reinvest in additional equipment. The General Partner has not identified any such additional equipment purchases or related lease transactions for such reinvestment. Although the General Partner assumed that reinvestment proceeds could be used to acquire equipment projected to generate returns from 9.4% to 12.6%, there can be no assurance that investment in such transactions would be available in the marketplace at the time that the Partnership has funds to invest, or that such investments, if available, would ultimately perform as projected. Proceeds received from the sale of assets after the extended Reinvestment Period would be used to pay off Partnership debt, if any, and then be available for distributions to limited partners or added to the Partnership's working capital. Further, the General Partner assumed that approximately $20 million of Partnership funds would be used to fund the repurchase contemplated by the Amendments in the first two quarters of 2000. Based on these assumptions and estimates, the General Partner projects that the Partnership will yield, as of September 30, 1999, on a present value basis (using a discount rate of 10%), an estimated liquidation value of $7.10 per unit if the Amendments are implemented.

LIQUIDATION AS OF JANUARY 1, 2001

         The General Partner utilized the same financial model to assist it in projecting Partnership performance through, and liquidation proceeds as of, January 1, 2001 as it did for projecting Partnership performance through, and liquidation proceeds as of, January 1, 2007. Liquidation as contemplated by the Partnership Agreement would reduce the risk associated with holding this investment from January 1, 2001 through January 1, 2007, and would allow limited partners to redirect liquidating distributions into other types of investments 6 years sooner than is being proposed. For equipment currently on lease, the existing lease rate was incorporated into the model. To the extent equipment is presently off lease, or will come off lease prior to or at the liquidation date contemplated by the Partnership Agreement, the General Partner projected the re-leasing of such equipment and its anticipated lease rate and term, and the anticipated proceeds to be received therefrom. Proceeds from the sale of equipment prior to the scheduled liquidation were applied first to repay the Partnership's debt and then, to the extent available, to the Partnership's working capital reserve or to be distributed to limited partners. The General Partner also estimated the sales proceeds that it anticipates will result from the sale of the remaining Partnership equipment as of the liquidation date. Based on these assumptions and estimates, the General Partner projects that the Partnership will yield, as of September 30, 1999 on a present value basis (using a discount rate of 10%), an estimated liquidation value of $6.49 per unit if the Partnership's equipment is liquidated by January 1, 2001, as scheduled.

HYPOTHETICAL LIQUIDATION AS OF SEPTEMBER 30, 1999

         For informational purposes only, the General Partner utilized the same financial model to assist it in projecting the present liquidation value per unit if the Partnership's equipment had been sold in an orderly liquidation (i.e., a willing buyer, a willing seller, and closing of the sale within 90 days) on September 30, 1999. The Partnership equipment was not liquidated on September 30, 1999, and the General Partner currently has no plan to liquidate the Partnership's entire portfolio of equipment prior to the time frame contemplated by the Partnership Agreement whether or not the Amendments are approved. The primary component of this analysis, the estimated sales proceeds that could be received upon the sale of the Partnership's equipment assets, was determined by the General Partner's best estimate of the current market values of such assets. Estimated sales proceeds, working capital, collection of accounts receivable and liquidation of other assets were then aggregated and from this total all existing debt, including prepayment penalties, if any, as well of the payment of any other liabilities was subtracted. Based on these assumptions and estimates, the General Partner estimated that the Partnership would have yielded, as of September 30, 1999, on a present value basis (using a discount rate of 10%), an estimated liquidation value of $6.43 per unit if the Partnership's equipment was liquidated on September 30, 1999.

         Notwithstanding the General Partner's recommendation of the Amendments, including the Extension, there could potentially be some benefits to the limited partners were the Partnership to be liquidated at this time. Although not considered as an option by the General Partner, liquidating the Partnership at this time would eliminate all future risks associated with this investment, and limited partners could receive a liquidating distribution of possibly as much as $6.43 per unit, which could be directed into other types of investments prior to the liquidation date contemplated by the Partnership Agreement (January 1, 2001).

         The General Partner has not received any third-party reports, opinions or appraisals relating to the Amendments, nor has it utilized any in concluding to recommend the Amendments to limited partners.

                 COMPARISON CHART OF PARTNERSHIP OPERATIONS WITH
                           AND WITHOUT THE AMENDMENTS



                       DURATION OF THE REINVESTMENT PERIOD

                             WITHOUT THE AMENDMENT

Pursuant to Section 2.02(r) of the Partnership  Agreement,  . except for certain
contractually   mandated   capital   modifications,   the  Partnership   stopped
reinvesting in equipment as of December 31, 1998.

                               WITH THE AMENDMENT

The Partnership will be permitted to reinvest in equipment through December 31, 2004.


                           EQUIPMENT LIQUIDATION DATE

                             WITHOUT THE AMENDMENT

The Partnership Agreement contemplates that the Partnership's equipment will be liquidated by approximately January 1, 2001.

                               WITH THE AMENDMENT

The General  Partner will  liquidate the  Partnership's  equipment by January 1,
2007.

                               REPURCHASE OF UNITS

                             WITHOUT THE AMENDMENT

Pursuant to Section 6.11 of the Partnership Agreement, the Partnership may be obligated to repurchase up to 2% of the outstanding units in any year, unless the General Partner determines that such repurchase would either: (a) cause the Partnership to be taxed as a corporation; or (b) impair the capital or operations of the Partnership. The repurchase price is equal to 110% of the selling limited partner's unrecovered principal (i.e., the amount paid to the Partnership for units less any distributions received from the Partnership with respect to the units), with priority going to units owned by estates, followed by IRA's and qualified plans.

                               WITH THE AMENDMENT

The Partnership will be obligated to repurchase up to 10% of the outstanding units at 80% of their net asset value as of the end of the quarter immediately preceding court approval of the equitable settlement, projected to cost $4,587,700. The existing annual repurchase obligation will cease.



                  CLASS COUNSEL FEES TO BE PAID FROM CASH FLOW

                             WITHOUT THE AMENDMENT

There is no provision for the payment of Class Counsel fees by the Partnership. If the monetary settlement is approved, Class Counsel will be paid not greater than one-third of the monetary settlement fund by the Defendants and the insurance carrier.

                               WITH THE AMENDMENT

Class Counsel will be paid not greater than one-third of the monetary settlement fund by the Defendants and the insurance carrier (because the Amendments may be approved only if the monetary settlement has been approved). Additionally, if there is an annualized increase of at least 12% in the actual cash flow received by the limited partners relative to the cash flow which the General Partner projects would have been received by limited partners commencing January 1, 1999 if the Partnership were to be liquidated pursuant to what is contemplated by the Partnership Agreement, Class Counsel will be entitled to receive a graduated percentage of the excess, paid out of the Partnership's cash flow, of $1,265,000 if the General Partner's projections of the Partnership's distributions through liquidation at January 1, 2007 are accurate.


                                 MANAGEMENT FEES

                             WITHOUT THE AMENDMENT

Pursuant to Section 2.05(f) of the Partnership Agreement, the Partnership will continue to pay Management Fees each month to the Manager, a subsidiary of the General Partner. Management Fees are calculated based on a percentage of Gross Lease Revenues, which percentage depends on the types of leases the Partnership equipment is subject to and the level of services that are provided by an affiliate of the General Partner. The Partnership Agreement does not contain any performance goals as a condition to the payment of Management Fees.

                               WITH THE AMENDMENT

Payment of 25% of the Management Fee will be deferred for 2 1/2 years commencing January 1, 2002 pending the Partnership's attainment of performance goals; except for the deferred Management Fees which will only be paid if there is an annualized increase of at least 10% in the actual cash flow received by the limited partners relative to the cash flow which the General Partner projects would have been received by limited partners commencing January 1, 1999 if the Partnership were to be liquidated pursuant to what is contemplated by the Partnership Agreement. These fees will be paid for approximately 6 years beyond what is contemplated by the Partnership Agreement. Additionally, as a result of the extension of the Reinvestment Period, the Management Fees through December 31, 2004 will not decrease at as great a rate as they likely would otherwise, since Management Fees are based upon gross lease revenues which likely would decrease more quickly during those years in the absence of reinvestment in equipment.


                   FRONT-END FEES AND NET DISPOSITION PROCEEDS


                             WITHOUT THE AMENDMENT

Pursuant to Section 2.05(h) of the Partnership Agreement, Front-End Fees and overall payments to the General Partner are subject to the compensation limits set forth in the Statement of Policy of NASAA. The General Partner is entitled to be paid a total of $39,150,778 over the life of the Partnership for Front-End Fees, and 1% of Net Disposition Proceeds, increased up to 5%, to the extent the General Partner does not receive the maximum amount of Front-End Fees to which it is entitled. Through December 31, 1998, the General Partner has been paid Front-End Fees of $37,032,400, of which $16,142,500 is comprised of acquisition and lease negotiation fees and expenses.

                               WITH THE AMENDMENT

The current limitation on Front-End Fees payable to the General Partner will be increased by twenty-percent (20%). The current limitation is based upon the guidelines issued by NASAA. The Front-End Fee Increase will have the effect of increasing the total compensation permitted to be paid to the General Partner and its affiliates, if earned, by the amount of the Front-End Fee Increase. As a result, if the General Partner and its affiliates do not earn the full amount of the Front-End Fee Increase, additional categories of compensation, which otherwise would be restricted by the NASAA guidelines, could be paid. Absent the Amendments, however, the only other payment to the General Partner which could result in total compensation exceeding the NASAA guidelines is the payment to the General Partner of its interest in Net Disposition Proceeds. In this regard, the NASAA guidelines permit the General Partner to be paid 1% of Net Disposition Proceeds, while the Partnership Agreement permits the General Partner to be paid 5% of such Net Disposition Proceeds. Without the Amendments, the payment to the General Partner of up to the additional 4% of Net Disposition Proceeds to which it is entitled under the Partnership Agreement would be permitted only if and to the extent the General Partner has otherwise been paid less than the total amount of the compensation allowed by the NASAA guidelines. Therefore, the Amendments will enable the General Partner to receive up to this additional 4% so long as the amount of Net Disposition Proceeds, together with the additional Front-End Fees, do not exceed the 20% Front-End Fee Increase.

As of January 1, 1999 the limitation on the total of Front-End Fees payable to the General Partner will be increased so that the General Partner will be entitled to be paid up to an additional $7,406,500 for earned acquisition and lease negotiation fees and for up to 4% of Net Disposition Proceeds The General Partner expects that, from January 1, 1999 through the end of the extended Reinvestment Period, additional aggregate Front-End Fees of approximately $1,159,000 will be earned, and it projects that upon the liquidation of the Partnership's equipment, Net Disposition Proceeds of 4% in the amount of [$_______] will be paid, a portion of which may be available regardless of whether the Amendments are approved.

                              CONFLICTS OF INTEREST

         GENERAL. The General Partner has fiduciary duties to the Partnerships, in addition to the specific duties and obligations imposed upon it under the Partnership Agreement. Subject to the terms of the Partnership Agreement, the General Partner, in managing the affairs of the Partnership, is expected to exercise good faith, to use care and prudence and to act with an undivided duty of loyalty to the limited partners. Under these fiduciary duties, the General Partner is obligated to ensure that the Partnership is treated fairly and equitably in transactions with third parties, especially where consummation of such transactions may result in the interests of the General Partner being opposed to, or not aligned with, the interests of the limited partners. Accordingly, the General Partner has assessed the potential benefits to be derived by limited partners from the Amendments. Notwithstanding any conflict of interest, after consideration of the terms and conditions of the Amendments, the General Partner recommends that limited partners do not submit a No Vote and do not object to the settlement.

         CONFLICT OF INTEREST OF GENERAL PARTNER. The General Partner initiated and participated in structuring the Amendments and has conflicts of interest with respect to their effect. As part of the Amendments, the limitation on front end fees that can be paid to the General Partner by the Partnership will be increased by 20% so that the General Partner can earn such fees in excess of the amount proscribed in the Statement of Policy of NASAA effective January 1, 1999. As a result of extending the Reinvestment Period, the General Partner will earn Front-End Fees, for equipment acquisition and lease negotiation services, from the Partnership for approximately 5 additional years; during 1996 through 1998 the Partnership paid the General Partner Front-End Fees averaging $894,500 per year. Upon liquidation of the Partnership, it will also earn up to an additional 4% of Net Disposition Proceeds, or $__________________.

         The Manager, a subsidiary of the General Partner, will earn Management Fees for 6 years beyond what the Partnership Agreement contemplates . During 1996 through 1998 the Manager was paid Management Fees averaging $1,683,200 per year. Additionally, the ability to reinvest through December 31, 2004 will result in the level of Management Fees not decreasing at as great a rate as they likely otherwise would, since Management Fees are based upon gross lease revenues which likely would decrease more quickly during those years in the absence of reinvestment in equipment. Although the payment of 25% of the Management Fee will be deferred for 2 1/2 years commencing January 1, 2002 until performance goals are attained, the payment of any accrued deferred fees will be accelerated (and paid in a lump sum) upon a Change of Control occurring after January 1, 2002 if the General Partner and Class Counsel agree that an annualized increase of 10% in the cash flow received by the limited partners relative to the cash flow which the General Partner projects would have been received by the General Partner commencing January 1, 1999 if the Partnership were to be liquidated as contemplated by the Partnership Agreement would have been attained absent the Change of Control. Any increase in the cash flow received by limited partners does not necessarily mean that the Partnership is making money since cash distributions could include a return of capital and could reflect the effects of depreciating the Partnership's equipment.

         On November 8, 1999, PLM International, Inc., the corporate parent of the General Partner, announced that its board of directors has engaged the investment banking firm of Imperial Capital, LLC, to explore various strategic and financial alternatives for maximizing shareholder value on a near-term basis. Such alternatives may include, but are not limited to, a possible transaction or series of transactions representing a merger, consolidation, or any other business combination, a sale of all or a substantial amount of the business, securities, or assets of PLM International, Inc., or a recapitalization or spin-off. The Compensation Increase and the opportunity to earn Management Fees for an additional 6 years provided for by the Amendments may make a transaction involving the corporate parent of the General Partner more attractive. In the event of a sale, directly or indirectly, of the General Partner, the purchaser could modify the business of the General Partner.

         CONFLICT OF INTEREST OF CLASS COUNSEL. In assessing Class Counsel's support of the equitable settlement of which the proposed Amendments form an integral part, limited partners should consider that Class Counsel may be deemed to have a conflict of interest with respect to such support. Class Counsel has agreed to the negative consent voting procedure concerning the Amendments, which procedures makes their approval more likely and would increase the amount of fees that Class Counsel may receive. The fees and expenses of Class Counsel, if approved by the court, will be paid in part from the settlement fund provided by the Defendant pursuant to the monetary settlement. Also, as part of the equitable settlement, Class Counsel will apply for an additional fee and expense award. Class Counsel will not receive any Equitable Class Fee Award from the Partnership (or the limited partners) in the event the Amendments are not approved or if defendants elect to terminate either the equitable or monetary settlement. With respect to the Equitable Class Fee Award, commencing January 1, 1999, the General Partner will calculate the cash flows received by the limited partners to determine the rate of any annualized increase relative to the cash flows which the General Partner projects would have been received by the limited partners commencing January 1, 1999 if the Partnership were to be liquidated as contemplated by the Partnership Agreement. At the time, if ever, that the annualized increase in such assumed cash flows for the Partnership after January 1, 1999 equals or exceeds 12%, Class Counsel will be entitled to receive from each future distribution to the unitholders, a percentage of the distributions in excess of 12%, such percentage to be established by the court in connection with Class Counsel's application for an Equitable Class Fee Award in an amount not to exceed 27.5% of the first $10 million of the distributions in excess of 12% for each Fund, 22.5% of such distributions between $10 million and $20 million, 15% of such distributions between $20 million and $30 million, and 10% of such distributions exceeding $30 million. Based upon the General Partner's projection of distributions in excess of 12% totaling $4,600,000, Class Counsel would receive fees of $1,265,00. See also "RISK FACTORS - Conflicts of Interest" which describes the circumstances under which the payment of the Equitable Class Fee Award will be accelerated.

         As discussed above, the equitable settlement provides that the Equitable Class Fee Award will be payable in a lump sum in the event a Change of Control, but only if the General Partner and Class Counsel agree that an annualized increase of 12% in the cash flow received by the limited partners relative to the cash flow which the General Partner projects would have been received by the General Partner commencing January 1, 1999 (if the Partnership were to be liquidated as contemplated by the Partnership Agreement) would have been attained absent the Change of Control. Class Counsel negotiated for this accelerated payment procedure to be triggered by a Change of Control because they did not want to risk deferring further receipt of their Equitable Class Fee Award in the event that a Change of Control altered the method or timing of payment of their Award. Class counsel also did not want to risk being constrained to take some form of compensation other than cash in the event of a Change of Control. Accordingly, Class Counsel and defendants agreed that, in the event of a Change of Control, they both would analyze Class Counsel's entitlement to their Equitable Class Fee Award as if there was no Change of Control.

                                VOTING PROCEDURES

TIME OF VOTING AND RECORD DATE

         Limited   partners   holding   units  as  of  the  Record  Date  (i.e.,
________________) have until the Voting Deadline (i.e., , 2000) to vote against the Amendments. If you approve of the Amendments, you need not do anything.

         As of the Record Date, the following number of units were held of record by the number of limited partners indicated below:

                                          Number of Units Voting No Required for
  Number of             Number of Units   the Partnership Not to Participate in
  Limited Partners      Held of Record          Equitable Settlement

  ---------------      ----------------          -----------------


         LIMITED PARTNERS WHO FAIL TO RETURN THE FORM FOR VOTING AGAINST THE AMENDMENTS WILL BE TREATED AS IF THEY HAD VOTED IN FAVOR OF THE AMENDMENTS. DO NOT RETURN THE FORM IF YOU APPROVE OF THE AMENDMENTS.

         The number of units entitled to vote against the Amendments is equal to the number of units held by limited partners of record at the Record Date. The Partnership Agreement gives the limited partners the power, by a [two-thirds] [majority] vote, to approve each individual Amendment. However, as structured in the equitable settlement, unless limited partners holding 50% or more of the units vote against one or more of the Amendments, (in which event the Partnership will not participate in the settlement), approval of the Amendments is in the sole discretion of the court.

NO VOTE

         Limited partners that wish to vote against the Amendments must send their No Vote (attached as Exhibit A), indicating to which Amendment(s) they object, Gilardi & Co., 1115 Magnolia Avenue, Larkspur, CA 94977, as soon as possible but in no event later than the expiration of the Voting Deadline (_______________, 2000). The notice must contain the name and address of the limited partner and the number of units so held, and the Amendment(s) to which they object. Limited partners also have the right to object to the settlement at or before the fairness hearing, whether or not they have submitted a Notice of Vote Against the Amendments in connection with this solicitation statement.

         The General Partner recommends that limited partners not vote against the Amendments.

REVOCABILITY OF NO VOTE

         Limited partners may revoke their No Vote at any time prior to ________________, 2000, by mailing a revocation to the address above (which revocation must be received by the General Partner on or prior to such date).

NO APPRAISAL RIGHTS

         Neither  the   Partnership   Agreement   nor  state  law  provides  for
dissenters'  or  appraisal   rights  to  limited  partners  who  object  to  the
Amendments. Such rights, when they exist, give the holders of securities the right to surrender such securities for an appraised value in cash, if they oppose a merger or similar reorganization. No such right will be provided by the Partnership in connection with the Amendments.

INFORMATION SERVICES

         The General Partner and its officers, directors and employees may assist in providing information to limited partners in connection with any questions they may have with respect to this solicitation statement and the procedures to vote against the Amendments.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Partnership incorporates by reference its annual Reports on Form 10-K for the fiscal year ended December 31, 1998, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999, all of which are delivered herewith.

                                   APPENDIX A

                             TEXT OF THE AMENDMENTS

AMENDMENT I - THE EXTENSION

         Section 10.01(e) of the Partnership Agreement for Fund V will be amended to provide that an event of dissolution of the Fund shall occur when the General Partner determines that it is necessary to commence the liquidation of the Equipment (as defined in the Partnership Agreement) to complete the liquidation by January 1, 2007. Section 10.01(e) will be deleted and replaced in its entirety so that the introductory sentence (which will not change) and amended subsection (e) will read as follows:

                  "Events of Dissolution. The Partnership shall be dissolved and shall commence the orderly liquidation of its assets upon the first to occur of any of the following:

                                      * * *

                  (e) The determination by the General Partner that it is necessary to commence the liquidation of the Equipment in order for the liquidation of all the Equipment to be completed in an orderly and businesslike fashion prior to January 1, 2007."

AMENDMENT II - COMPENSATION INCREASE

         Section 2.05(h) of the Partnership Agreement for Fund V will be amended to increase the limitations on the General Partner's Fees by 20% of the limitations presently stated in the Partnership Agreement so as to allow the General Partner to earn fees in excess of the compensatory limitations set forth in the Statement of Policy of the North American Securities Administrators Association, Inc. during the extended Reinvestment Period. Specifically, the first clause of the first sentence of section 2.05(h) will be deleted and replaced in its entirety as follows:

                  "Limitation of Fees. The General Partner shall not receive fees in excess of 120% of the following limitations which shall apply to the amount of Capital Contributions which must be committed to Investment in Equipment:"

AMENDMENT III - EXTENSION OF THE REINVESTMENT PERIOD

         Section 2.02 (r) of the Partnership Agreement for Fund V will be amended to allow the General Partner to reinvest such amounts through 2004. Specifically, Section 2.02(r) will be amended by deleting only the language that states "for six years after the year which includes the Funding Date" and replacing such language with "until December 31, 2004".

AMENDMENT IV - THE REPURCHASE

         Section 6.11 of the Partnership Agreement for Fund V is amended to allow repurchase by the Partnership of up to 10% of its outstanding units at 80% of net asset value in accordance with the terms of the settlement stipulation and the Repurchase Protocol which is Exhibit C to the stipulation. Section 6.11 will be amended by adding the following language at the end of the section:

                  "Notwithstanding any terms of the preceding paragraph, from June 29, 1999 forward the following terms of Section 6.11 will govern and control all Limited Partners' and the General Partner's rights and obligations regarding repurchase of outstanding Units. The Partnership will repurchase up to 10% of the then total outstanding Units as of June 29, 1999 ("Outstanding Units"). Any Unitholder that intends to submit for repurchase some or all of his, her or its Units must indicate this intention on the Request to Repurchase Form that has been mailed to the Limited Partners along with the Equitable Settlement Hearing Notice and Solicitation Statement. The repurchase price for each Unit shall be determined as follows: the Net Asset Value of the Partnership (defined below) as of the fiscal quarter immediately preceding [add the last date to file the Repurchase Request] will be divided by the number of Outstanding Units to determine the Net Asset Value per Unit. The Net Asset Value per Unit will be multiplied by 80% to determine the repurchase price per Unit (the "Repurchase Price"). The repurchase of Units will be completed no later than the end of the fiscal quarter following the fiscal quarter during which the United States District Court for the Southern District of Alabama enters an order granting final approval of the Equitable Class Action Settlement. If the Unitholders request the Partnership to repurchase more than 10% of its Units, the Partnership will repurchase up to 10% of the Units, pro-rata based on the number of Units offered for repurchase, or as close to a pro-rata basis as is reasonably possible. Any such pro-rata allocation adjustments will be determined by the Claims Administrator who will give priority according to the order of preference for each category set forth below in this paragraph. To the extent that the demand in any category would exhaust the 10% number then all Unitholders in that category will have their Units repurchased on a pro rata basis, rounded up to the nearest whole Unit, and the Unitholders in the remaining categories will not have the option of having their Units repurchased. The order of preferences is: (1) Units owned by estates, IRAs and Qualified Plans which were purchased as part of the initial offering; (2) Units owned by Limited Partners which were purchased as part of the initial offering; (3) Units owned by Limited Partners which were purchased after the initial offering; (4) Units owned by Unitholders which were purchased after the initial offering. In the event that the total number of Units requested to be repurchased exceeds 10% of the Partnership's Units, the General Partner will have the option, but not the obligation, to purchase these excess Units with its own monies and on its own behalf."

                  "Net Asset Value" of the Partnership means the value of all Equipment owned by the Partnership and as determined by the General Partner (and subject to consultation with Class Counsel's valuation expert) plus any cash, uncollected receivables and any other assets, less accounts payable, debts and other liabilities of the Fund as of the fiscal quarter immediately preceding the repurchase date."

AMENDMENT V - ENABLING AMENDMENTS

         Article XVIII of the Partnership Agreement for Fund V will be amended to provide: (a) that the limited partners may amend the Partnership Agreement to make all amendments necessary to this equitable settlement, including amendments to Section 10.01 thereof; and (b) that any such amendment may be made by approval of a Majority in Interest as provided for in amended Article XV, below.
Article XVIII shall remain the same except that the first provision of the second paragraph will be deleted and replaced in its entirety as follows:

                  "[P]rovided, however that the Limited Partners may not amend this Agreement to extend the Partnership term or to change the provisions of Section 10.03;"

Additionally, a new paragraph will be added at the end of Article XVIII as follows:

                  "Approval of a Majority in Interest to all amendments of this Agreement necessary to effectuating the Equitable Class Settlement shall be deemed to have been given if less than half of the Units held by Limited Partners vote against any such amendment proposed by the _____, 1999 Solicitation Statement, as provided for in amended Article XV of this Agreement."

AMENDMENT VI - ACTIONS BY LIMITED PARTNERS

         Article XV of the Partnership Agreement for Fund V will be amended to provide that written consent of the limited partners respecting any matters in connection with the equitable settlement shall be deemed to have been given unless limited partners holding more than one half of the units vote against any such matter. Article XV will be amended to add the following language to the end of the fourth paragraph of Article XV:

                  "Provided, however, that effective written consent by a Majority in Interest of the Limited Partners to any proposed action set forth in the ______, 1999 Solicitation Statement and in connection with the Equitable Class Settlement, shall be deemed to have been given, unless Limited Partners holding more than half of the outstanding Units in such Limited Partnership vote against any such action."

AMENDMENT VII - DISPUTES AND RESOLUTIONS

         Article XIV of the Partnership Agreement for Fund V will be amended to provide that all disputes relating to, or arising out of this settlement, shall be subject to the court's continuing jurisdiction over the interpretation and administration of this settlement and all the settlement documents incorporated herein. Article XIV will be amended by adding the following language to the end of the paragraph:

                  "Provided, however, that any and all disputes relating to or arising out of the Equitable Class Action Settlement approved by the Federal District Court for the Southern District of Alabama by final order, including all issues pertaining to the interpretation and administration of the Stipulation of Settlement and all its exhibits, shall be subject to the continuing and exclusive jurisdiction of the Federal District Court for the Southern District of Alabama."

                                   APPENDIX B

                     FORM FOR VOTING AGAINST THE AMENDMENTS

                                     FUND V

          IF YOU APPROVE OF THE AMENDMENTS TO THE PARTNERSHIP AGREEMENT, DO NOT COMPLETE AND SUBMIT THIS FORM. YOU NEED DO NOTHING TO INDICATE YOUR APPROVAL. THIS FORM SHOULD BE USED ONLY BY PERSONS WHO WISH TO VOTE AGAINST ONE OR MORE OF THE AMENDMENTS TO THE PARTNERSHIP AGREEMENT.

         The undersigned limited partner hereby votes against the following amendment(s) of the Partnership Agreement, as more fully described in the solicitation statement dated __________________, 1999.

------------------------------------------------------------------------------
Number of units held by voting limited partner: ______________________________

Amendments Voted Against:
No. I: ___        No. III: ___          No. V:  ___    No. VII:  ___
No. II:___        No. IV:  ___          No. VI: ___

-------------------------------------------------------------------------------

Address of Limited Partner:



Social Security or Taxpayer Identification No.:_______________________

I/we hereby certify that the foregoing information is complete and accurate.



Print or type name of limited partner(s) as it appears on the most recent account statement.



Signature of Limited Partner                         Date



Signature of Co-Owner                                Date

         YOU MUST PROVIDE ALL OF THE INFORMATION REQUESTED ABOVE IN ORDER TO SUBMIT A VALID VOTE AGAINST ANY OF THE AMENDMENTS TO THE PARTNERSHIP AGREEMENT.

         THE DEADLINE FOR SUBMISSION OF THIS NO VOTE IS ____________________, 2000.

         VOTING NOTICES SHOULD BE SENT TO:

                                    Gilardi & Co.
                                    1115 Magnolia Avenue
                                    Larkspur, CA  94977